Exhibit 10.31

INDUSTRIAL LEASE AGREEMENT

(MULTI-TENANT BUILDING)

BETWEEN

INSITE ATLANTA, L.L.C.

AS LANDLORD

AND

SIMCO AUTOMOTIVE TRIM, INC.

AS TENANT

FOR THE PREMISES LOCATED AT

6077 Fulton Industrial Boulevard

Atlanta, Georgia

TABLE OF CONTENTS

SCHEDULE

1.	LEASE OF PREMISES

	(a)	Demise

	(b)	Term

	(c)	Possession

	(d)	Fit-up Work

2.	RENT

	(a)	Base Rent

	(b)	Tenant Reimbursement Amount

	(c)	Payment of Rent

3.	USE

	(a)	Limitation on Use

	(b)	Quiet Enjoyment

4.	ENVIRONMENTAL MATTERS

	(a)	Representations, Warranties and Covenants

	(b)	Landlord’s Representations, Warranties and Covenants

	(c)	Notice

	(d)	Tenant Indemnification

	(e)	Landlord Indemnification

	(f)	Disclosure

	(g)	Inspection

	(h)	Definitions

5.	CONDITION OF PREMISES

	(a)	Condition of Premises

	(b)	Landlord’s Work

6.	UTILITIES AND SERVICES

	(a)	Tenant’s Utilities and Services

	(b)	Interruptions in Utilities or Services

7.	RULES AND REGULATIONS

8.	CERTAIN RIGHTS RESERVED TO LANDLORD

9.	MAINTENANCE AND REPAIRS

	(a)	Tenant’s Maintenance

	(b)	HVAC Maintenance

	(c)	Landlord’s Maintenance

10.	TENANT’S WORK

	(a)	Requirements

	(b)	Ownership

	(c)	Liens

11.	INSURANCE

	(a)	Landlord’s Insurance

	(b)	Tenant’s Insurance

	(c)	Waiver of Subrogation

	(d)	Avoid Action Increasing Rates

	(e)	Failure to Insure

	(f)	Representation

	(g)	Additional Requirements

12.	WAIVER AND INDEMNITY

	(a)	Waiver

	(b)	Tenant Indemnity

	(c)	Landlord Indemnity

13.	FIRE AND CASUALTY

	(a)	Damage

	(b)	Restoration

14.	CONDEMNATION

15.	ASSIGNMENT AND SUBLETTING

	(a)	Transfer

	(b)	Permitted Transfer

	(c)	Tenant’s Request for Consent

	(d)	Excess Rent

	(e)	Recapture

	(f)	Assignment of Sublease Revenues

16.	SURRENDER

17.	DEFAULTS AND REMEDIES

	(a)	Default

	(b)	Remedies

	(c)	Other Remedies

	(d)	Waiver of Trial by Jury

	(e)	Attorney’s Fees

18.	HOLDING OVER

19.	SECURITY DEPOSIT

20.	INTENTIONALLY DELETED

21.	ESTOPPEL CERTIFICATE

22.	SUBORDINATION

23.	FINANCIAL STATEMENTS

24.	TENANT’S BROKER

25.	NOTICES

26.	MISCELLANEOUS

	(a)	Successors and Assigns

	(b)	Entire Agreement

	(c)	Time of Essence

	(d)	Execution and Delivery

	(e)	Severability

	(f)	Governing Law

	(g)	Intentionally Deleted

	(h)	Joint and Several Liability

	(i)	Force Majeure

	(j)	Parking

	(k)	Captions

	(l)	No Waiver

	(m)	Recording

	(n)	Relation of Parties

	(o)	Intentionally Deleted

	(p)	Counterparts

	(q)	Power of Attorney

	(r)	Guaranty

	(s)	Limitation on Landlord’s Liability

	(t)	Mortgagee Approval

DEFINITIONS INDEX

Defined Term	Section
Affiliate	15
Annual Reconciliation	2
Audit Notice	2
Base Rent	Schedule
Building	Schedule
CERCLA	4
Costs of Reletting	17
Commencement Date	Schedule
Commercial Lender	15
Common Areas	8
Completion Estimate	13
Construction Plan	5
Cosmetic Work	10
Default	17
Default Rate	2
Delivery Date	Schedule
Environmental Costs	4
Environmental Conditions	4
Environmental Law or Laws	4
Estoppel Certificate	21
Expenses	2
Expiration Date	Schedule
Financial Statements	23
First Early Termination Date	Schedule
First Termination Option	Exhibit G-1
Fit-up Work	1
GAAP	15
Guarantor	Schedule
Guaranty	26
Hazardous Materials	4
Initial Estimated Tenant Reimbursement Amount	Schedule
Initial Term	Schedule
Landlord	Schedule
Landlord Party or Landlord Parties	12
Landlord’s ROFO Notice	Exhibit F
Landlord’s Work	5
Law or Laws	3
Lease	Schedule
Mortgagee	22
Objection Notice	2
Permitted Transfer	15
Permitted Transferee	15
Permitted Use	Schedule
Premises	Schedule
Prevailing Party	17
Prime Rate	2
Property	Schedule
Property Insurance	11
Purchaser	15
RCRA	4
Renewal Option	Exhibit H
Renewal Term	Schedule
Rent	2
Required Removables	10
ROFO	Exhibit F
ROFO Space	Schedule
Rules and Regulations	7

SNDA	22
Second Early Termination Date	Schedule
Second Termination Option	Exhibit G-2
Security Deposit	Schedule
Substantially Complete	5
Successor	15
Taking	14
Tangible Net Worth	15
Taxes	2
Tenant	Schedule
Tenant Party or Tenant Parties	12
Tenant Reimbursement Amount	2
Tenant’s Broker	Schedule
Tenant’s Property	11
Tenant’s Proportionate Share	Schedule
Tenant’s Work	10
Third Early Termination Date	Schedule
Third Termination Option	Exhibit G-3
Transfer	15
Utility or Utilities	6

INDUSTRIAL LEASE AGREEMENT

(MULTI-TENANT BUILDING)

This Industrial Lease Agreement (Multi-Tenant Building) (this “Lease”) is made and entered into as of March 25, 2003, by and between Landlord and Tenant.  The Lease consists of the following Schedule, Terms and Conditions and Exhibit(s) referenced herein.

SCHEDULE

For purposes of this Lease, the following terms shall have the following meanings:

“Landlord:”	Name: Insite Atlanta, L.L.C.
Entity: Limited Liability Company
State of Formation: Illinois
	Address:	1603 West 16th Street, Oakbrook, Illinois 60523 Attention: Gerald J. Kostelny

“Tenant:”	Name: Simco Automotive Trim, Inc.
Federal Employer Identification No.: FEIN 38-3270082
Entity: Corporation
State of Formation: Michigan
	Address:	172 E. Main Street Georgetown, MA 01833 Attention: Ronald J. Lataille

“Guarantor:”	UFP Technologies, Inc.
Federal Employer Identification No.: 04-231-4970
Entity: Corporation
State of Formation: Delaware
	Address:	172 E. Main Street Georgetown, Massachusetts 01833 Attention: Ronald J. Lataille

“Building:”

That certain multi-tenant building consisting of 223,000 leaseable square feet of space situated on the parcel of land which is legally described on Exhibit A attached hereto and commonly known as 6077 Fulton Industrial Boulevard, Atlanta, Georgia.

“Premises:”	Approximately 47,000 leaseable square feet as shown on the plan attached hereto as Exhibit B-1

“Property:”

The Building, together with the land upon which the Building is situated, all easements, licenses and rights-of-way appurtenant to said land and all personal property, fixtures and equipment of Landlord which are used in the operation of the Building and said land

“Base Rent:”	Year of Term	Annual Base Rent	Monthly Base Rent		Annual Base Rent Per LSF
	1	$0.00	$0.00	*	$0.00
	2-5	129,249.96	10,770.83		2.75
	6-8	141,000.00	11,750.00		3.00

*Notwithstanding that no Base Rent is due for said 1-year period, Tenant shall remain obligated to pay all Tenant Reimbursement Amount which is owing for said 1-year period.

“Tenant’s Proportionate Share:”	21.1% (which has been determined by dividing the number of leaseable square feet in the Premises by the number of leaseable square feet in the Building)

“Initial Monthly Estimated Tenant Reimbursement Amount:”	$2,193.33

“Permitted Use:”	General manufacturing, assembly, warehouse and distributions operations (with accessory office)

“Security Deposit:”	$10,770.83

“Tenant’s Broker:”	Name: Grubb & Ellis Company
Federal Employer Identification No.: 04-1424307
	Address:	3333 Peachtree Street, Third Floor Atlanta, Georgia 30336

“Initial Term:”	Ninety-six (96) months

“Renewal Terms:”	Two (2) periods of three (3) years each

“Commencement Date:”	April 16, 2003 (as same may be extended under Section 5(b))

“Expiration Date:”	April 15, 2011 (as same may be extended under Section 5(b))

“Delivery Date:”	The date upon which this Lease is fully executed

“ROFO Space:”	Approximately 15,937 leaseable square feet as shown on the plan attached hereto as Exhibit B-1

“First Early Termination Date:”

Any day selected by Tenant, but which day is the last day of any month occurring between the last day of the thirty-sixth (36th) full calendar month of the Term and the last day of the forty-seventh (47th) full calendar month of the Term (both inclusive)

“Second Early Termination Date:”

Any day selected by Tenant, but which day is the last day of any month occurring between the last day of the forty-eight (48th) full calendar month of the Term and the last day of the fifty ninth (59th) full calendar month of the Term (both inclusive)

“Third Early Termination Date:”

Any day selected by Tenant, but which day is the last day of any month occurring between the last day of the sixtieth (60th) full calendar month of the Term and the last day of the ninety sixth (96th) full calendar month of the Term (both inclusive)

EXHIBITS:

A	Legal Description of Property
B-1	Plan of Premises and ROFO Space
B-2	Plan of Tenant’s Reserved Parking Spaces
C	Rules and Regulations
D	Commencement Date Agreement
E	Description of Landlord’s Work
E-1	Construction Plan for Front Office Area
F	Right of First Opportunity
G-1	First Termination Option
G-2	Second Termination Option
G-3	Third Termination Option
H	Renewal Option
I	Xerox Environmental Access Agreement
J	Guaranty

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the date written above.

TENANT:
Witnesses (2 required) /s/

/s/Richard LeSavoy	SIMCO AUTOMOTIVE TRIM, INC., a Michigan corporation
Witness
Richard LeSavoy
Print Name	By:	/s/ Ronald J. Lataille
	Its:	Treasurer
	Date:	4/03/03
/s/ Wayne G. Williams
Witness
Wayne G. Williams
Print Name

LANDLORD:
Witnesses (2 required)

/s/ Philip Reiff	INSITE ATLANTA, L.L.C., an Illinois limited liability company
Witness
Philip Reiff
Print Name	By:	Gerald J. Kostelny
	Its:	Managing Member
	Date:	4/11/03

/s/ Ted Prasopoulos
Witness
Ted Prasopoulos
Print Name

END OF SCHEDULE

TERMS AND CONDITIONS

1.                                      LEASE OF PREMISES.

(a)                                  Demise.  Landlord leases to Tenant the Premises, including all mechanical (HVAC), electrical, plumbing, life safety and other units, systems and equipment located in or exclusively serving the Premises, together with the right in common with others to use the Common Areas, but excepting and exclusively reserving unto Landlord the use of roofs, equipment rooms or similar areas that are used by Landlord for the provision of common Utilities, rights to the land and improvements below the floor of the Premises, and air rights outside of the Premises, subject to the covenants, terms, provisions and conditions of this Lease.  Landlord and Tenant agree that the leaseable area of the Premises described in the Schedule is correct and shall not be remeasured.

(b)                                 Term.  The Initial Term shall commence on the Commencement Date and shall expire on the Expiration Date, unless terminated earlier as otherwise provided in this Lease, and subject to renewal if and to the extent described in the Schedule.  The Initial Term, as permissibly extended, is hereinafter called the “Term”.

(c)                                  Possession.  Landlord agrees to deliver possession of the Premises to Tenant on the Delivery Date.  If Tenant takes occupancy of the Premises for the conduct of business prior to the Commencement Date (which Tenant may not do until Landlord’s Work is substantially completed), then all of the terms and provisions of this Lease shall apply to such pre-Term occupancy by Tenant, and Tenant shall pay Base Rent and Tenant Reimbursement Amount for such pre-Term occupancy period at the initial rates of Base Rent and Tenant Reimbursement Amount payable under this Lease, prorated for the number of days in such pre-Term occupancy period.  If Tenant takes occupancy of the Premises solely for the purpose of performing any Fit-up Work which Tenant desires to perform prior to the Commencement Date, then all of the terms and provisions of this Lease shall apply to such pre-term occupancy of the Premises by Tenant, except that Tenant shall not be obligated to pay Base Rent or Tenant Reimbursement Amount for such pre-Term occupancy period, but Tenant shall pay for all incremental expenses incurred as a result of Tenant’s pre-Term occupancy (e.g. Utilities and Services).

(d)                                 Fit-up Work.  Landlord grants to Tenant and contractors of Tenant which have been approved by Landlord, a license to enter the Premises on and after the Delivery Date solely to perform the work (“the Fit-up Work”) necessary to install Tenant’s trade fixtures, equipment and property in order to make the Premises ready for Tenant’s initial use and occupancy.  The Fit-up Work may include installation of a condenser unit on the roof of the Building, through-roof ducting for not more than two (2) vents and floor reinforcement work, subject to applicable Laws and Landlord’s prior written approval of the plans and specifications therefor (which approval shall not be unreasonably withheld).  It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

(i)                                     Tenant shall give to Landlord not less than five (5) days’ prior written notice of its request to have such access to the Premises, which notice shall contain and/or shall be accompanied by: (i) a description of and schedule for the Fit-up Work to be performed by those persons and entities for whom and which such access is being requested; (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom and which such early access is being requested and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts pertaining to the performance of the Fit-up Work for which such early access is being requested; (iv) copies of all plans and specifications pertaining to the Fit-up Work for which such access is being requested; (v) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; (vi) certificates of insurance (in amounts and with insured parties satisfactory to Landlord).  All of the foregoing shall be subject to Landlord’s approval, which shall not be unreasonably withheld.

(ii)                                  Such early access shall be subject to scheduling and monitoring by Landlord and Landlord’s agents and environmental consultants.

(iii)                               Tenant and Tenant’s contractors shall work in harmony and not interfere with Landlord and Landlord’s contractors in performing any tenant improvement work which Landlord is performing in the Premises or in other premises within the Building or in the Common Areas, or with the general operation of the Property.  If at any time such entry shall cause or threaten to cause such disharmony, Landlord may withdraw such license upon twenty-four (24) hours’ prior written notice to Tenant.

(iv)                              Any such entry into and occupation of the Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease, excluding only the covenant to pay Rent and specifically including the provisions of Sections 10, 11 and 12 below.  Landlord shall not be liable for any injury, loss or damage which may occur to any of the Fit-up Work or to property of Tenant placed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk and liability.  Tenant shall be liable to Landlord for any damage to the Premises or to any tenant improvement work in the Premises performed by Landlord which is caused by Tenant or Tenant’s contractors.

(v)                                 Tenant’s floor reinforcement work shall be performed by OSHA 40 hour trained workers and Tenant shall develop a health and safety plan for the excavation and monitoring associated with such floor reinforcement work.

2.                                      RENT.  As used in this Lease, “Rent” shall mean Base Rent, Tenant Reimbursement Amount and all other sums or charges due by Tenant under this Lease.

(a)                                  Base Rent.  Tenant shall pay Base Rent in monthly installments in advance on or before the first day of each month of the Term, except that Tenant shall pay to Landlord upon Tenant’s execution of this Lease, the installment of Base Rent which is due for the thirteenth (13th) full month of the Term in the amount of $10,770.83.

(b)                                 Tenant Reimbursement Amount.  “Tenant Reimbursement Amount” shall mean an amount equal to the sum of (y) Tenant’s Proportionate Share of Expenses for each calendar year during the Term, plus (z) Tenant’s Proportionate Share of Taxes for each calendar year during the Term.  Prior to each calendar year during the Term, Landlord shall furnish Tenant with an estimate of the amount of Tenant Reimbursement Amount owing for such year, and Tenant shall pay Landlord one-twelfth (1/12th) of such estimate on the first day of each month during such year, except that Tenant shall pay to Landlord upon Tenant’s execution of this Lease, the Initial Monthly Estimated Tenant Reimbursement Amount which is owing for the first full month of the Term.  Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate.  After the end of each calendar year during the Term, Landlord shall deliver to Tenant a statement (the “Annual Reconciliation”) setting forth the actual Expenses and Taxes for such year and the total amount of estimated Tenant Reimbursement Amount that Tenant has paid and is payable for such year.  Within thirty (30) days after receipt of such Annual Reconciliation, Tenant shall pay to Landlord the amount of Tenant Reimbursement Amount owing for such year, minus all estimated Tenant Reimbursement Amount paid by Tenant for such year.  If the total estimated Tenant Reimbursement Amount paid by Tenant for such year exceeds the amount of Tenant Reimbursement Amount owing for such year, then Landlord shall apply such excess as a credit against future Rent owing under this Lease or, if the Term has already ended, Landlord shall promptly refund such excess to Tenant, provided that in each such case, Tenant is not then in Default hereunder, and without interest to Tenant.

(i)                                     “Expenses” shall mean all expenses, costs and disbursements (other than Taxes) incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Property, including, but not limited to:  (A) costs of utilities for the Property, (B) costs for permits, licenses and certificates necessary to operate, manage and lease the Property; (C) premiums paid by Landlord for policies of insurance (and deductibles paid by Landlord for repairs covered by such policies); (D) costs of supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property; (E) wages, salaries, benefits and other compensation for all persons directly engaged in the operation, maintenance or security of the Property, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, benefits and compensation; (F) costs of operation, repair and maintenance of all systems and equipment and components of the Property (including replacement of components); (G) costs of capital improvements made or installed for the purpose of reducing Expenses (or the rate of increase of Expenses) or made or installed pursuant to any Law of general applicability to the Property (as a general manufacturing, assembly, warehouse and distribution facility), which costs shall be amortized by Landlord in accordance with sound accounting and management principles and only the current annual amortization of such costs, together with interest payable by Landlord on any loan obtained to finance such capital improvement, shall be included in Expenses for any calendar year; and (H) management fees in each calendar year equal to three (3%) percent of the product of the gross annual rate of Rent per leaseable square foot of the Premises payable under this Lease for such year (assuming solely for such purposes an annual rate of Base Rent of $2.75 per leaseable square foot payable during the first year of the Term), multiplied by the number of leaseable square feet in the Property.  If Landlord incurs expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Property and the other buildings or properties.

(ii)                                  Expenses shall not include:  (A) costs of tenant alterations; (B) costs of capital improvements (except as set forth in clause (G) of the preceding paragraph); (C) interest and principal payments on loans (except interest on any loan obtained to finance any capital improvement for which amortization may be included in Expenses under clause (G) of the preceding paragraph), (D) rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes, Expenses, or any component thereof); (E) advertising expenses and leasing commissions; (F) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through tenant reimbursements; (G) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (H) legal expenses of negotiating leases or handling disputes with tenants, other occupants or prospective tenants or occupants; (I) salaries and fringe benefits of employees above the grade of property manager; or (J) fees paid to any agent or contractor which is an affiliate of Landlord for any Service or Utility (other than management fees) to the extent such fees are in excess of customary market amounts which would be paid for such Service or Utility in the absence of such affiliation.

(iii)                               If the Property is not fully occupied during any calendar year or if Landlord is not supplying commonly supplied Utilities to all tenants of the Property at any time during any calendar year, then Expenses shall, at Landlord’s option, be determined as if the Property had been 100% occupied and Landlord had been supplying commonly supplied Utilities to all tenants of the Property at all times during such calendar year.  Expenses shall be determined on an accrual basis.

(iv)                              Notwithstanding anything contained herein to the contrary, in no event shall that part of Expenses attributable to maintenance and repair of the HVAC units serving the Premises exceed $0.06 per leasable square foot of the Premises during the first year of the Term.

Within sixty (60) days after receiving an Annual Reconciliation from Landlord, Tenant may give Landlord a written notice (the “Audit Notice”) that Tenant intends to review Landlord’s records of Expenses for the calendar year pertaining to such Annual Reconciliation.  Within a reasonable time after its receipt of the Audit Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review.  If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  If Tenant retains an agent to review Landlord’s records, the agent must be employed by a licensed Certified Public Accounting firm and such firm may not be compensated by Tenant on a contingency fee basis.  Tenant shall be solely responsible for all costs, expenses and fees incurred in connection with the review.  Within thirty (30) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (the “Objection Notice”) stating in reasonable detail all objections to the applicable Annual Reconciliation.  If Tenant fails to provide Landlord with either an Objection Notice or Review Notice within the time periods set forth herein, Tenant shall be deemed to have approved Landlord’s Annual Reconciliation and shall be barred from raising any claims regarding the Expenses for the applicable calendar year.  If Tenant timely provides Landlord with an Objection Notice, Landlord and Tenant shall work together in good faith to resolve the objections set forth in such Objection Notice.  If Landlord and Tenant determine that Expenses for the applicable calendar year are less than reported, then (y) Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant within thirty (30) days after such determination is made, and (z) if Expenses are more than five percent (5%) less than reported, Landlord shall reimburse Tenant for the reasonable, documented, out-of-pocket costs and fees paid by Tenant for such review.  If Landlord and Tenant determine that Expenses for the applicable calendar year are greater than reported, then Tenant shall then pay Landlord the amount of any underpayment within thirty (30) days after such determination is made.  The records obtained by Tenant shall be treated as confidential.  In no event shall

Tenant be permitted to examine Landlord’s records or to dispute any Annual Reconciliation unless Tenant is not then in Default.

(v)                                 “Taxes” shall mean all taxes, assessments and fees levied upon or against the Property, or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Property, including all reasonable costs and expenses of protesting any such taxes, assessments or fees.  Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes.  For the purpose of determining Taxes for any given calendar year, the amount to be included for such calendar year (A) from special assessments payable in installments shall be the amount of the installment (and any interest) due and payable during such calendar year, and (B) from all other Taxes shall be the amount accrued, assessed or otherwise imposed for such calendar year.

(c)                                  Payment of Rent.  The following provisions shall govern the payment of Rent:  (i) Tenant shall pay Rent to Landlord at Landlord’s address described in the Schedule (Attention:  Property Management), or to such other party or to such other address as Landlord may hereafter designate by written notice to Tenant; (ii) if the Term commences or ends on a day other than the first day or last day of a calendar month, then Rent for the month in which the Term so begins or ends shall be prorated based upon the number of days in the applicable month; (iii) all Rent shall be paid to Landlord without demand, offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iv) any Rent payment owing by Tenant to Landlord which is not paid within five (5) days after Landlord gives Tenant a written notice that such payment was not received by Landlord when due shall bear interest from the date due until the date paid at a rate (the “Default Rate”) equal to the greater of (A) one and one-half percent (1½%) per month, or (B) four percent (4%) plus the corporate base rate (the “Prime Rate”) of interest announced from time to time by Bank of America at its Chicago, Illinois office, but in no event higher than the maximum rate permitted by applicable Law.  In addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to Three Hundred Fifty Dollars ($300.00); (v) if modifications are made to the Property changing the number of leaseable square feet contained in the Property, then Landlord shall make an appropriate adjustment to Tenant’s Proportionate Share; (vi) Tenant’s agreement to pay any underpayment of Tenant Reimbursement Amount for the calendar year in which the Term ends, and Landlord’s obligation to refund any overpayments of Tenant Reimbursement Amount for the calendar year in which the Term ends (provided Tenant is not in Default) shall survive the end of the Term; (vii) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; (viii) if Landlord fails to give Tenant an estimate of Tenant Reimbursement Amount prior to the beginning of any calendar year during the Term, then Tenant shall continue to pay estimated Tenant Reimbursement Amount at the rate for the previous calendar year until Landlord delivers such estimate; and (ix) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of any contrary application) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect.

3.                                      USE.

(a)                                  Limitation on Use.  The Premises shall be used and occupied solely for the Permitted Use.  Tenant shall not cause or permit the Premises to be used in any way which (i) constitutes a violation of federal, state or local law, statute, ordinance, code, rule order or decree (individually, a “Law” and collectively, the “Laws”), or (ii) disturbs or interferes with the rights of other tenants or occupants of the Property, or (iii) constitutes a nuisance or waste, or (iv) constitutes a Prohibited Use.  Tenant shall not use or install any of Tenant’s Property in or to the Premises which would exceed the legal live load per square foot designated by the structural engineers for the Building (and Tenant shall ascertain from Landlord such legal live load prior to installing Tenant’s Property).  Landlord represents to Tenant that as of the date of this Lease the Property is zoned “M1-A”.

(b)                                 Quiet Enjoyment.  As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease.  The loss or reduction of Tenant’s light, air or view will not be deemed a disturbance of Tenant’s occupancy of the Premises nor will it affect Tenant’s obligations under this Lease or create any liability of Landlord to Tenant.

4.                                      ENVIRONMENTAL MATTERS.

(a)                                  Representations, Warranties and Covenants.  Tenant represents, warrants and covenants to and with Landlord that:

(i)                                     Tenant has the full right, power, and authority to carry out its environmental obligations hereunder.

(ii)                                  Tenant is financially capable of performing and satisfying its environmental obligations hereunder.

(iii)                               Tenant is not now, and never has been, in violation of any applicable Environmental Law, including, but not limited to, any Environmental Law relating to the generation, handling, usage, transportation, treatment, storage, or disposal of Hazardous Materials, nor is it subject to any threatened, existing, or pending action by any governmental authority in connection therewith.

(iv)                              Tenant’s generation, handling, usage, transportation, treatment, storage, or disposal of Hazardous Materials at the Premises shall at all times comply with applicable Environmental Laws, and will not cause or allow any Environmental Condition to occur or exist.

(v)                                 Tenant, at its expense, shall comply with each Environmental Law pertaining to Tenant’s use of the Premises, and with all directions, regardless of when they become effective, of all public officers issued pursuant to any Environmental Law, which shall impose any duty upon the owner or operator with respect to the use or occupancy of the Premises, except to the extent the same relate to any Environmental Condition existing prior to the date of this Lease (unless and to the extent that (y) Tenant has notice or knowledge of such pre-existing Environmental Condition, and (z) any act or omission of Tenant exacerbates or worsens any such pre-existing Environmental Condition).

(vi)                              Tenant will not install, use or operate any underground storage tank without the express written permission of Landlord, which permission may be withheld in Landlord’s sole and arbitrary discretion.

(vii)                           Tenant shall permit access to the Premises to the “Xerox Parties” as defined in that certain Environmental Access Agreement (the “XEAA”) a copy of which is attached hereto as Exhibit I at the times, for the purposes and subject to the terms and conditions set forth in said Agreement.  Landlord shall indemnify and hold Tenant harmless from and against all matters set forth in Paragraph 3(a) of the XEAA (excluding consequential or incidental damages), if and to the same extent Landlord is indemnified and held harmless under said Paragraph 3(a).

(b)                                 Landlord’s Representations, Warranties and Covenants.  Landlord represents, warrants and covenants to and with Tenant that:

(i)                                     Landlord has the full right, power, and authority to carry out its environmental obligations hereunder.

(ii)                                  Landlord is financially capable of performing and satisfying its environmental obligations hereunder.

(iii)                               To the best knowledge of the officer of Landlord executing this Lease and without investigation, no Hazardous Materials in the Premises exist as of the date of this Lease, except as set forth in (y) that certain Phase I Environmental Site Assessment Report dated September 11, 2001 prepared by Bradburne, Briller & Johnson, LLC, Atlanta, Georgia, and (z) that certain Letter Report of Asbestos Survey and Chemical Use dated March 19, 2003 to UFP Technologies from Bradburne, Briller & Johnson, LLC, Atlanta, Georgia, copies of which have been furnished to Tenant (receipt of which is hereby acknowledged by Tenant).

(iv)                              Landlord’s generation, handling, usage, transportation, treatment, storage, or disposal of Hazardous Materials at the Property shall at all times comply with applicable Environmental Laws, and will not cause any Environmental Condition to occur or exist.

(v)                                 Landlord, at its expense, shall comply with each Environmental Law pertaining to Landlord’s use of the Property, and with all directions, regardless of when they become effective, of all public officers issued pursuant to any Environmental Law, which shall impose any duty upon the owner or operator with respect to the use or occupancy of the Property, except to the same such duties are assumed by Tenant under this Lease and by other tenants of the Property under their respective leases.

(c)                                  Notice.  Tenant shall give immediate written notice to Landlord of (i) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other areas, (ii) all claims and potential claims made, inquired about, or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Materials, and (iii) Tenant’s discovery of any occurrence or condition on any property adjoining or in the vicinity of the Premises that could cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the property under any Environmental Law.

(d)                                 Tenant Indemnification.  Tenant shall defend, with counsel reasonably approved by Landlord, all actions against Landlord with respect to, and pay, protect, indemnify, and hold harmless, to the extent permitted by Law, Landlord from and against any and all Environmental Costs of any nature arising out of, or claimed to be arising out of, any Environmental Conditions.  Notwithstanding anything in this Lease to the contrary, Landlord agrees that Tenant shall not be responsible for Environmental Conditions to the extent that such Environmental Conditions (i) exist as of the Commencement Date (unless and to the extent (y) Tenant has notice or knowledge of such pre-existing Environmental Condition, and (z) any act or omission of Tenant exacerbates or worsens any such pre-existing Environmental Condition), or (ii) result from the actions or omissions of Landlord or any other person or entity other than a Tenant Party.  This indemnification shall include without limitation Environmental Costs arising out of any violations of Environmental Laws, regardless of any real or alleged fault, negligence, willful misconduct, gross negligence, breach of warranty, or strict liability on the part of Tenant.  The foregoing indemnity shall survive the end of the Term.

(e)                                  Landlord Indemnification.  Landlord shall defend with counsel reasonably approved by Tenant, all actions against any Tenant Party with respect to and pay, protect, indemnify and hold harmless, to the extent permitted by Law, the Tenant Parties from and against any and all Environmental Costs of any nature arising out of, or claimed to be arising out of, any Environmental Conditions caused by Landlord’s use or operation of the Property or by the acts or omissions of any Landlord Party.

(f)                                    Disclosure.  Prior to the Commencement Date, and prior to January 1 of each year of the Term, including January 1 of the year immediately following the year during which the Term ends, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used or disposed of on the Premises, or which Tenant intends to store, use or dispose of on the Premises.  Further, Tenant shall provide Landlord a copy of every document Tenant makes available to any governmental authority or to any person under any Environmental Law.

(g)                                 Inspection.  Upon prior reasonable written or telephonic notice (except in emergencies) Landlord shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Section 4.  If Tenant is not in compliance, then Landlord shall have the right to immediately enter upon the Premises to remedy, at Tenant’s expense, any Environmental Conditions caused by Tenant’s failure to comply, notwithstanding any other provision of this Lease to the contrary.  Such remediation measures shall be done in accordance with the recommendations of Landlord’s geotechnical engineers and/or consultants, and/or the requirements of any governmental authority having jurisdiction over such matters.  Tenant shall pay to Landlord, as additional rent, all Environmental Costs incurred by Landlord in performing any such remediation measures within thirty (30) days after Landlord’s written request therefore.  Landlord shall use reasonable efforts to minimize interference with Tenant’s business operations, but Landlord shall not be liable for any interference caused thereby.

(h)                                 Definitions.  For purposes of this Lease, the following terms shall have the following meanings.

(i)                                     “Environmental Law or Laws” shall mean any and all federal, state or local laws, regulations, ordinances, rules, orders, directions, requirements or court decrees pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Premises, including, without limitation, the Resource Conservation and Recovery Act, as amended (42 U.S.C. §6901, et seq.), and regulations promulgated thereunder (“RCRA”); the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. §9601, et seq.), and regulations promulgated thereunder (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §1801, et seq.), and regulations promulgated thereunder; the Toxic Substances Control Act, as amended (15 U.S.C. §2601, et seq.), and regulations promulgated thereunder; the Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. §136, et seq.), and regulations promulgated thereunder; the Federal Water Pollution Control Act (the Clean Water Act), as amended (33 U.S.C. §1251, et seq.), and regulations promulgated thereunder; the Safe Drinking Water Act, as amended (42 U.S.C. §300f et seq.), and regulations promulgated thereunder; the Clean Air Act, as amended (42 U.S.C. §7401 et seq.),  and regulations promulgated thereunder; and all parallel, similar or relevant Laws.

(ii)                                  “Hazardous Materials” shall mean any (A) hazardous waste as defined in RCRA, (B) hazardous substance as defined in CERCLA; (C) petroleum or liquid petroleum or wastes; and (D) any other toxic or hazardous substances that may be regulated from time to time by applicable Environmental Laws.

(iii)                               “Environmental Conditions” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials on, from, or about the Premises other than in compliance with applicable Environmental Laws.  The term “Environmental Conditions” includes, but is not limited to, the presence of Hazardous Materials on, from, or about the Premises attributable to the operation of any underground or above-ground storage tanks, oil/water separators, or in-ground hydraulic lifts or hoists, and associated equipment.

(iv)                              “Environmental Costs” shall mean any and all judgments, damages, penalties, fines, costs, liabilities, obligations, losses, or expenses of whatever kind and nature (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of leaseable space, damages arising from any adverse impact on marketing of space, sums paid in settlement of claims, attorney fees, consultant fees and expert fees), arising from or incurred in connection with Environmental Conditions, including, but not limited to, those relating to the presence, investigation, or remediation of Hazardous Materials.

5.                                      CONDITION OF PREMISES.

(a)                                  Condition of Premises.  Except as set forth in Section 5(b) below, no agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Property or to demolish and/or remove any improvements, equipment or property located in the Premises (or to provide Tenant with any credit or allowance for any of the foregoing), and no representation regarding the condition of the Premises or the Property have been made by or on behalf of Landlord or relied upon by Tenant, it being agreed that Tenant shall accept the Premises in an “as-is” “where-is” condition and configuration on the date upon which Landlord delivers possession thereof to Tenant (and in particular Tenant acknowledges that it has verified the suitability of the existing HVAC units serving the Premises and the ceiling heights within the Premises for Tenant’s intended use thereof).  Tenant, at its expense, shall (a) obtain any and all certificates of occupancy, special use permits, business licenses and other permits and licenses which may be required by applicable Law for Tenant’s use and occupancy of the Premises, and (b) make any and all improvements, alterations and additions to the Premises which may be required to obtain such certificates, permits and licenses.  The failure of Tenant to obtain any such certificate, permit or license shall not be a condition precedent to Tenant’s obligation to pay Rent or to perform any of its other obligations hereunder or affect the validity of this Lease.

(b)                                 Landlord’s Work.  Notwithstanding the foregoing to the contrary, Landlord, at its expense, agrees to perform certain tenant improvement work (“Landlord’s Work”) in the Premises, as shown and/or described on the Construction plan attached hereto as Exhibit E (the “Construction Plan”).  Landlord’s Work and the Construction Plan have been approved by Landlord and Tenant, but Landlord’s approval of Landlord’s Work and the Construction Plan shall not constitute a representation by Landlord that Landlord’s Work or the Construction Plan comply with applicable Laws or will be adequate for Tenant’s use of the Premises.  Landlord shall use commercially reasonable efforts to cause Landlord’s Work to be Substantially Complete on or before the Commencement Date.  Landlord’s Work shall be deemed “Substantially Complete” on the earliest date upon which all of Landlord’s Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of would not materially interfere with Tenant’s use of the Premises; provided, however, if Landlord is delayed in completing Landlord’s Work because of a Tenant Delay, then Landlord’s Work shall be deemed to be Substantially Complete on the earliest date (as determined by Landlord) that Landlord’s Work would have been Substantially Complete but for such Tenant Delay.  As used herein, “Tenant Delay” shall mean and include (i) Tenant’s failure to furnish any information or approvals which Landlord requests in connection with Landlord’s Work within three (3) business days after Tenant’s receipt of such request, (ii) any equipment or materials shown or described on the Plan which have long lead times; (iii) any changes in Landlord’s Work or the Construction Plan which are hereafter requested by Tenant and approved by Landlord, (iv) performance of any Tenant’s Work in the Premises during the performance of Landlord’s Work, or (v) any delay in the performance of any Tenant’s Work in the Premises which is required to be completed prior to or simultaneously with the performance of Landlord’s Work.  When Landlord’s Work has been (or is about to be) Substantially Complete, Landlord shall give Tenant written notice thereof.  Within three (3) business days after Tenant’s receipt of such notice, but in any event prior to Tenant’s move into the Premises, Landlord and Tenant shall conduct a walk-through of the Premises and prepare a joint punch list identifying any incomplete or incorrect items of Landlord’s Work.  Landlord will thereafter complete and/or correct such punch list items with reasonable diligence.  If Tenant requests any change to the Construction Plan or Landlord’s Work which results in a net increase in the cost of Landlord’s Work, Tenant shall pay such net increase in the cost of Landlord’s Work to Landlord within ten (10) days after billing.  Within thirty (30) days after the actual Commencement Date has been ascertained, Landlord and Tenant will execute a Commencement Date Agreement in the form attached as Exhibit D, which shall acknowledge said actual Commencement Date and the actual Expiration Date.  If Landlord’s Work is not Substantially Complete on the Commencement Date for any reason, this Lease shall continue in full force and effect, Landlord shall have no liability to Tenant by reason thereof, the Commencement Date shall be extended to the earliest date upon which Landlord’s Work is Substantially Complete and the Expiration Date shall be extended by an equal number of days plus the minimum number of additional days (if any) which are required to cause the Expiration Date to be the last day of a month.

6.                                      UTILITIES AND SERVICES.

(a)                                  Tenant’s Utilities and Services.  Tenant shall contract in its own name and timely pay all charges for all (i) utilities including, but not limited to, gas, electricity, water, fuel, and sewer (individually, a “Utility” and collectively the “Utilities”); and (ii) services including, but not limited to, telephone, security, alarm, janitorial, trash and debris removal (and Tenant, at its expense, may maintain a dumpster outside of the Building near the loading dock for the Premises for production scrap, subject to applicable Laws and Landlord’s prior written approval as to the actual size and location of such dumpster), ice and snow removal, pest control and HVAC maintenance and repair (individually, a “Service” and collectively the “Services”) used in, servicing or assessed against the Premises, unless otherwise herein expressly provided.  If Landlord elects to itself provide any Utility or Service to the Premises, then (i) Tenant shall pay to Landlord all costs of furnishing such Utility or Service to the Premises, if such Utility or Service is separately sub-metered to the Premises (or Landlord is otherwise able to fairly allocate the cost of such Utility or Service to the Premises); or (ii) all costs for furnishing such Utility or Service to the Premises shall be included in Expenses, if such Utility or Service is provided to the Premises together with any or all other tenant spaces located in the Building (or Landlord otherwise elects to include the cost of such Utility or Service in Expenses).

(b)                                 Interruptions in Utilities or Services.  Tenant agrees that Landlord shall not be liable for damages for any failure or interruption in furnishing any Utility or Service nor shall any such failure or interruption be considered to be an eviction or disturbance of Tenant’s use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease.  Notwithstanding the foregoing, if any such failure interruption is caused by the negligence or willful misconduct of any Landlord Party, and such failure or interruption continues for five (5) consecutive business days and as a result thereof Tenant is unable to and does not use all or any significant portion of the Premises for the normal conduct of business (except storage of Tenant’s property), then for so long as the failure or interruption continues thereafter, Base Rent and Tenant Reimbursement Amount shall be abated in the same proportion that the leaseable area of the portion of the Premises which Tenant is unable to (and does not) use as a result of the failure or interruption bears to the total leaseable area of the Premises, provided that in the event the condition exists solely in the Premises, the abatement shall not commence until the sixth (6th) consecutive business day after Tenant notified Landlord of such condition.  The aforesaid abatement shall be Tenant’s sole remedy and Landlord’s sole liability for any failure or interruption in furnishing Utilities and Services to the Premises, and in no event shall Landlord be liable for Tenant’s loss of business or profits.

7.                                      RULES AND REGULATIONS.  Tenant shall observe and comply, and shall cause the Tenant Parties to observe and comply, with the rules and regulations listed on Exhibit C attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time and which are uniformly applied to all tenants and occupants of the Property (collectively, the “Rules and Regulations”).  Landlord shall not be liable for failure of any person to obey the Rules and Regulations.  Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce the Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.

8.                                      CERTAIN RIGHTS RESERVED TO LANDLORD.  Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off, deduction, or abatement of rent or any other claim:  (a) upon prior reasonable written notice to Tenant, to change the name or street address of the Building or the Premises; (b) to install, affix and maintain any and all signs (including “For Lease” or “For Sale” signs) on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Property, including, without limitation, expansion or contraction of the leaseable area of the Building, alterations of the location or configuration of all common corridors, public restrooms, common mechanical (HVAC), electrical, plumbing and life safety units, systems and equipment, driveways, entrances, fire lanes, sidewalks, parking areas, loading docks, staging areas, lawns and landscaped areas (collectively, the “Common Areas”), and for such purposes upon prior reasonable written or telephonic notice to Tenant (except in emergencies) to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend Utilities or use of Common Areas; provided, that Landlord shall use commercially reasonable efforts to maintain reasonable accessibility to the Premises and shall minimize disruption to Tenant’s business activities; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in or to the Property, so as long as such right does not preclude Tenant from using the Premises for the purpose stated herein; (f) upon prior reasonable written or telephonic notice to Tenant (except in emergencies) to show or inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for reoccupancy; (g) upon prior reasonable written or telephonic notice to Tenant (except in emergencies) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises; (h) to regulate delivery and usage of the loading docks, staging areas, drive aisles and parking areas within the Common Areas; and (i) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Property.

9.                                      MAINTENANCE AND REPAIRS.

(a)                                  Tenant’s Maintenance.  Tenant, at its expense, shall keep and maintain the Premises in good order, condition and repair (including making any necessary replacements) and in compliance with all applicable Laws.  All maintenance, repairs or replacements shall be performed by Tenant in a good, workmanlike and lien-free manner, consistent with the quality of labor and materials used in the initial build-out of the Premises and in accordance with all applicable Laws.  If Tenant fails to make any repairs to the Premises which is required of Tenant and such failure continues for more than fifteen (15) days after written notice from Landlord (although notice shall not be required if there is an emergency) or such longer period of time as may reasonably be required to complete the same so long as Tenant commences such work within said 15-day period and thereafter diligently prosecutes such work to completion, then Landlord may itself make the required repairs, and Tenant shall pay the cost of such repairs to Landlord, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of such repairs.  Tenant’s obligations hereunder shall include, without limitation, all repairs to:  (i) doors, (ii) loading docks, (iii) windows, (iv) interior walls, (v) interior portions of exterior walls, (vi) ceilings, (vii) floors, (viii) utility meters, and (ix) electrical, lighting, plumbing and fire protection units, systems, equipment, pipes and conduits located inside of (or exclusively serving) the Premises, or located outside of the Premises and which are installed by or on behalf of Tenant.  All glass, both interior and exterior, in or on the Premises shall be at the sole risk of Tenant, and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality.  Tenant shall permit no waste, damage or injury to the Premises, and shall initiate and carry out a program of regular maintenance and repair of the Premises, including without limitation, the painting and refinishing of all areas so as to impede, to the extent possible, deterioration by ordinary wear and tear, and to keep the same in substantially the same condition as existed on the Commencement Date.  Tenant will not overload the electrical wiring serving the Premises, and will install, at its expense, but only after obtaining Landlord’s prior written approval (which approval shall not be unreasonably withheld or delayed), any additional electrical wiring which may be required in connection with the conduct of Tenant’s business.

(b)                                 HVAC Maintenance.  Landlord shall keep and maintain in good order and condition, and make all necessary inspections, cleaning, servicing, repairs and replacements to, all HVAC units exclusively serving the Premises, the cost of which shall be directly billed by Landlord to Tenant (if Landlord is not providing such services to tenants of the Property generally), or shall be included in Expenses (if Landlord is providing such services to tenants of the Property generally).

(c)                                  Landlord’s Maintenance.  Landlord agrees to operate and maintain the Property in a manner consistent with other properties in the Atlanta area which are comparable in age, size and class to the Property.  Landlord shall keep and maintain in good order, condition and repair and in compliance with applicable Laws, the roof, exterior walls (except doors, windows and interior portions of exterior walls), foundation, and structural portions of the Building, the Common Areas and all mechanical (HVAC), electrical, plumbing and life safety units, systems and equipment located inside of (or exclusively serving) the Common Areas, the cost of which shall be included in Expenses.  Landlord shall not be in default with respect to its obligations to make any repairs to Building elements directly affecting the Premises (as opposed to the Common Areas) unless and until Tenant has given written notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.  Tenant shall reimburse Landlord for the cost of any such repairs to the Building necessitated by the acts or omissions of any Tenant Party, if and to the extent Landlord is not reimbursed by such costs under its insurance policies.

10.                               TENANT’S WORK.

(a)                                  Requirements.  Tenant shall not make any addition, alteration, improvement to the Premises (or remove same from the Premises) without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), including, without limitation, any tenant improvement work which Tenant desires to make for Tenant’s initial occupancy of the Premises, or any alteration to the Premises which Tenant desires to make after Tenant’s initial occupancy of the Premises.  Any tenant improvement, alteration, replacement or removal work which Tenant desires to perform in or for the Premises is hereinafter called “Tenant’s Work”.  In the event Tenant proposes to perform any Tenant’s Work, Tenant shall, prior to commencing such Tenant’s Work, submit to Landlord for prior written approval:  (i) initial detailed plans and specifications (and Tenant shall thereafter submit to Landlord for approval, any and all proposed changes to such plans and specifications or Tenant’s Work); (ii) sworn statements, including the names, addresses and copies of contracts for all contractors; (iii) a detailed cost estimate, certified by the architect who prepared the plans and specifications; (iv) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (v) certificates of insurance in form and amounts reasonably required by Landlord, naming the Landlord Parties as additional insureds; and (vi) all other documents and information as Landlord may reasonably request in connection with such Tenant’s Work.  Notwithstanding the foregoing to the contrary, Landlord’s consent and the foregoing submittals shall not be required for any Tenant’s Work (“Cosmetic Work”) that:  (i) is of a cosmetic nature such as painting, wallpapering, and installing carpeting; (ii) will not affect the electrical, mechanical (HVAC), plumbing, life safety or other systems or structure of the Building; and (iii) does not require work to be performed inside the walls or above the ceiling of the Premises; provided, however, that the performance of Cosmetic Work shall remain subject to all of the other provisions of this Section 10.  If requested by Landlord (but only if the cost of Tenant’s Work will exceed $25,000), Tenant shall deposit with Landlord prior to the commencement of any Tenant’s Work, security for the payment and completion of such Tenant’s Work in form and amount required by Landlord.  Tenant shall pay to Landlord within thirty (30) days after billing, an amount equal to the sums paid by Landlord for third party examination of Tenant’s plans and specifications for any Tenant’s Work (excluding Cosmetic Work).  Landlord’s approval of any Tenant’s Work shall not constitute a representation by Landlord that such Tenant’s Work complies with applicable Laws or will be adequate for Tenant’s use.  All Tenant’s Work shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord as aforesaid, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building.  All Tenant’s Work shall be performed in compliance with all applicable Laws and insurance requirements.

(b)                                 Ownership.  All Tenant’s Work shall be owned by Landlord and shall remain upon the Premises upon the end of the Term without compensation to Tenant; provided, however, Landlord, by written notice to Tenant given within thirty (30) days prior to the end of the Term, may require Tenant to remove, at Tenant’s expense, any Tenant’s Work and/or Landlord’s Work (collectively referred to as the “Required Removables”) which either (i) in Landlord’s reasonable judgment, is of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard industrial/office improvements; or (ii) is non-standard (e.g. internal stairways, raised floors, personal baths and showers, vaults, rolling file systems, conveyor systems, cranes, racks, or other structural alterations or modifications); provided, however that the Required Removables shall not include Tenant’s floor reinforcement improvements if (but only if) Tenant’s floor reinforcement improvements are flush with the existing floor of the Premises.  The Required Removables designated by Landlord shall be removed by Tenant before the end of the Term in accordance with Section 16 below.  Notwithstanding the foregoing, Tenant, at the time it requests Landlord’s approval for any proposed Tenant’s Work, may request in writing that Landlord advise Tenant whether such Tenant’s Work or any portion of such Tenant’s Work will be designated as a Required Removable.  Within ten (10) days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of such Tenant’s Work, if any, will be considered to be Required Removables.

(c)                                  Liens.  Upon completion of any Tenant’s Work, Tenant shall promptly furnish Landlord with (i) sworn owner’s and contractors’ statements for such Tenant’s Work, (ii) full and final waivers of lien covering all labor and materials included in such Tenant’s Work, and (iii) “as-built” plans for such Tenant’s Work (excluding Cosmetic Work).  Tenant shall not permit any mechanic’s lien to be filed against the Property, or any part thereof, arising out of any Tenant’s Work performed, or alleged to have been performed, by or on behalf of Tenant.  If any such lien is filed, Tenant shall within ten (10) days thereafter either (y) cause such lien to be released of record (either by payment in full or by appropriate statutory bonding procedure, if applicable), or (z) provide Landlord with endorsements (in form and content acceptable to Landlord) to the title insurance policies of Landlord and each Mortgagee insuring against the existence or attempted enforcement of such lien.  If Tenant fails to have such lien so released or to provide such title insurance endorsements to Landlord, then Landlord, without investigating the validity of such lien, may pay or discharge the such lien, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

11.                               INSURANCE.

(a)                                  Landlord’s Insurance.  Landlord shall purchase and maintain in effect throughout the Term, policies of insurance (the “Property Insurance”) covering the Property, which insurance shall be for the benefit of and shall name (i) Landlord as named insured and (ii) each Mortgagee, under a standard New York Mortgagee Clause against the “special form” causes of loss and loss of rent coverage for at least one (1) year and such other risks or hazards which are now or may hereafter be customarily insured against with respect to properties similar in construction, design, general location, use and occupancy to the Property.  The Property Insurance coverage shall equal (y) one hundred percent (100%) of the replacement cost of the Property (excluding tenant spaces), and (z) the value of all Tenant’s Work in the Premises up to an amount equal to the Allowance, if an Allowance is provided for in Section 5 above, and if no Allowance is provided for in Section 5 above, then up to the value of the improvements located in the Premises as of the Delivery Date.

(b)                                 Tenant’s Insurance.  Tenant, at its expense, shall purchase and maintain in effect throughout the Term, policies of insurance, for the benefit of Tenant and the Landlord Parties with terms, coverages, limits (including deductibles) and in companies satisfactory to Landlord (which companies shall be licensed to do business in the state where the Property is located and have an “A.M. Best’s” rating of “A-X” or higher; provided, however, that such rating shall be satisfied if Tenant’s insurance company carries reinsurance by endorsement from a company with an A+ or better rating), and with such increases in limits and with coverages as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

(i)                                     Commercial General Liability Insurance on a primary and non-contributory basis (with broad form commercial general liability endorsement), insuring Tenant and naming the Landlord Parties and any other parties designated by Landlord from time to time as additional insureds, covering, without limitation, any liability for bodily injury, personal injury, including death, and property damage arising out of Tenant’s operations, acts, omissions, assumed liabilities or use of the Premises, having a combined single limit of at least Two Million Dollars ($2,000,000).

(ii)                                  Property Insurance including, but not limited to, fire, sprinkler leakage, vandalism and all other risks of direct physical loss as insured against under special broad form coverage endorsement (y) in amounts which, together with the amounts of insurance coverage which Landlord is required to maintain pursuant to Section 11(a) above, would cover the full replacement cost of all additions, improvements and alterations to the Premises and providing that the Landlord Parties and any other parties designated by Landlord from time to time are loss payees or additional insureds as their interests may appear, and (z) covering all office furniture, trade fixtures, office equipment, machinery, movable partitions, wall and floor coverings, inventory, merchandise and all other items of Tenant’s property on the Premises (collectively, “Tenant’s Property”).  Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clause of the policies of insurance.  In the event of a loss, the proceeds of such insurance shall be used for the repair or replacement of the property insured; except that if this Lease is terminated following a casualty, the proceeds applicable to the Property shall be paid to Landlord and the proceeds applicable to Tenant’s Property shall be paid to Tenant.

(iii)                               “Worker’s Compensation Insurance covering all employees, agents and contractors of Tenant performing work in, on, or with respect to the Premises, in amounts not less than those required by Law.

(iv)                              Employers liability insurance covering all employees, agents and contractors of Tenant performing work in, on or with respect to the Premises, in amounts not less than One Million Dollars ($1,000,000) for each accident and One Million Dollars ($1,000,000) for diseases of each employee, agent and contractor.

(v)                                 Extra expense and business interruption insurance with limits not less than twelve (12) months of Base Rent and Tenant Reimbursement Amount, naming Landlord as loss payee, as its interest may appear.

(vi)                              Automobile Insurance covering all owned, non-owned and hired automobiles with limits of liability of not less than One Million Dollars ($1,000,000) for bodily injury to any one person, and One Million Dollars ($1,000,000) for property damage for each accident.

(vii)                           Umbrella or Excess Liability coverage in amounts not less than Three Million Dollars ($3,000,000).

Tenant shall concurrently with Tenant’s execution of this Lease and from time to time thereafter upon insurance renewals, furnish to Landlord certificates of insurance evidencing such coverage and with renewal certificates no less than thirty (30) days prior to the expiration of such policies, which certificates of insurance shall state that such insurance coverage may not be amended, changed or canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant.

(c)                                  Waiver of Subrogation.  Landlord and Tenant each waives any and every claim for recovery from the other for any and all loss or damage to the Property or the Premises or to the contents thereof, whether such loss or damage is due to the negligence of Landlord or Tenant or its respective agents or employees, to the extent that the amount of such loss or damage is recovered under its policies of insurance; provided, however, that the foregoing waiver shall not be operative in any case where its effect is to invalidate any insurance coverage of the waiving party or increase the cost of such insurance coverage; provided, further, however, that in the case of an increase in the cost of insurance coverage, the insured shall give to the other party notice of the increase and the amount of the increase, and the other party may reinstate such waiver by paying to the insured the amount of the increase in the cost of insurance.

(d)                                 Avoid Action Increasing Rates.  Tenant shall comply with all applicable Laws, and requirements and recommendations of insurance rating agencies with respect to the Premises, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property, which may jeopardize any insurance coverage, increase the cost of insurance, or require additional insurance coverage.  If Tenant fails to comply with the provisions of this Section 11(d), then, Landlord, in addition to any other rights or remedies available to Landlord, shall have the option to terminate this Lease, and may require Tenant to make immediate payment of any increase in Landlord’s insurance costs.

(e)                                  Failure to Insure.  If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Section 11, then Tenant shall be liable to Landlord for any loss or costs resulting from such failure to maintain such insurance.  Tenant may not self-insure against any risks required herein to be covered by insurance.

(f)                                    Representation.  Landlord makes no representation that the limits of liability specified to be carried by Tenant under this Section 11 are adequate to protect Tenant.  In the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

(g)                                 Additional Requirements.  Tenant shall require each of its contractors and trades people, and their relevant subcontractors, to carry insurance in amounts and standards specified in this Section 11 excluding coverage required in Section 11(b)(v), and Section 11(b)(vi) as it pertains to contractors personal property, or as Landlord may from time to time require, from insurance companies licensed to do business in the State in which the Property is located.

12.                               WAIVER AND INDEMNITY.

(a)                                  Waiver.  Tenant releases Landlord, Landlord’s members, each Mortgagee and their respective directors, officers, shareholders, affiliates, agents and employees (Landlord and each of said persons and entities being hereinafter individually called a “Landlord Party” and collectively called the “Landlord Parties”), from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Property or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Property.  This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by any equipment and apparatus, water, snow, frost, steam, roof leaks, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices.

(b)                                 Tenant Indemnity.  Tenant agrees to indemnify, defend and hold harmless the Landlord Parties from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Property and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, including, without limitation, any Tenant’s Work performed by or on behalf of Tenant (except if and to the extent same is caused by the negligence or willful misconduct of any Landlord Party), or from any Default by Tenant under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, licensees, employees, contractors and agents (Tenant and each of said persons and entities being hereinafter individually called a “Tenant Party” and collectively called the “Tenant Parties”).  If any such proceeding is filed against any Landlord Party, then Tenant shall defend such Landlord Party in such proceeding at Tenant’s sole cost by legal counsel reasonably satisfactory to such Landlord Party, if requested by such Landlord Party.  The foregoing indemnity shall survive the end of the Term.

(c)                                  Landlord Indemnity.  Landlord agrees to indemnify, defend and hold harmless the Tenant Parties from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Property and arising from the use and occupancy of the Common Areas or from any activity, work, or thing done, permitted or suffered by Landlord in or about the Common Areas (except if to the extent same is caused by the negligence or willful misconduct of any Tenant Party), or from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed under this Lease or due to any other act or omission of the Landlord Parties.  If any such proceeding is filed against any Tenant Party, then Landlord shall defend such Tenant Party in such proceeding at Landlord’s sole cost by legal counsel reasonably satisfactory to such Tenant Party, if requested by such Tenant Party.  The foregoing indemnity shall survive the end of the Term.

13.                               FIRE AND CASUALTY.

(a)                                  Damage.  If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing.  During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, Base Rent and Tenant Reimbursement Amount shall abate for the portion of the Premises that is untenantable and not used by Tenant.  Landlord shall have the right to terminate this Lease if:  (i) the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (ii) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (iii) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the casualty; (iv) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (v) a substantial uninsured loss to the Building occurs.  Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within ninety (90) days after the date of casualty.  If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Premises.  However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord.  Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage.

(b)                                 Restoration.  If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the “Completion Estimate”).  If the Completion Estimate indicates that the Premises cannot be made tenantable within two hundred seventy (270) days from the date the repair and restoration is started, then regardless of anything in Section 13(a) above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after receipt of the Completion Estimate.  Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or willful misconduct of any Tenant Party.  If the damage was due to an act or omission of a Tenant Party, then Tenant shall pay to Landlord the difference between the actual cost of repair and any insurance proceeds received by Landlord; provided, that Landlord has maintained in force the Property Insurance as described in Section 11(a) above and diligently prosecutes the claims procedure with respect to such fire or other casualty.

14.                               CONDEMNATION.  Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under any applicable Law, by eminent domain or private purchase in lieu thereof (each, a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or the Property which would leave the remainder of the Building unsuitable for use as an industrial building in a manner comparable to the use of the Building prior to the Taking.  In order to exercise its right to terminate this Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within forty-five (45) days after the terminating party first receives notice of the Taking.  Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or the Property occurs.  If this Lease is not terminated, the leaseable area of the Premises and/or the Property and Tenant’s Proportionate Share shall, if applicable, be appropriately adjusted.  In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term effective as of the date when the physical taking of the portion of the Premises occurs.  All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant.  However, Tenant may file a separate claim at its expense, for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be received by Landlord.

15.                               ASSIGNMENT AND SUBLETTING.

(a)                                  Transfer.  Except in connection with a Permitted Transfer, Tenant shall not, without the prior written consent of Landlord:  (i) assign, re-assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or (ii) sublease the Premises, or any part thereof, whether voluntarily or by operation of Law; (iii) permit the use of the Premises by any person or entity other than Tenant and its employees.  Any such transfer, sublease or use described in the preceding sentence is hereinafter called a “Transfer”.  Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer.  Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease.  Landlord may require as a condition to its consent to any assignment of this Lease that the assignee sign a commercially reasonable form of assumption agreement.  Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the person or entity which owns or controls a majority of the voting shares/rights in Tenant at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer.  The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least fifty-one percent (51%) of its voting stock is owned by another entity, the voting stock of which is so listed.

(b)                                 Permitted Transfer.  Notwithstanding Section 15(a) above to the contrary, Tenant may assign or collaterally assign its interest in this Lease or sublease all or any part of the Premises (each a “Permitted Transfer”) to a Permitted Transferee without Landlord’s prior written consent; provided, that (i) Tenant gives Landlord a written notice of any Permitted Transfer not later than thirty (30) days prior to the effective date of such Permitted Transfer, together with current financial statements of Tenant and of the Permitted Transferee; (ii) Tenant is not in Default under this Lease; (iii) with respect to a Permitted Transfer involving an assignment or a collateral assignment of this Lease, the Permitted Transferee assumes this Lease by a written assumption agreement delivered to Landlord prior to the effective date of such Permitted Transfer; (iv) the Permitted Transferee shall use the Premises only for the Permitted Use; (v) the use of the Premises by the Permitted Transferee shall not violate any other agreements or leases affecting the Property; (vi) the occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfer; and (vii) Tenant shall not be released from any liability under this Lease (whether past, present or future) by reason of such Permitted Transfer).  As used herein, (A) “Affiliate” means any person or entity who or which controls, is controlled by, or is under common control with Tenant, (B) “Commercial Lender” means any bank or other commercial lending institution which provides business financing to Tenant; (C) “Successor” means any business entity in which or with which Tenant is merged or consolidated in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (1) Tenant’s obligations under this Lease are assumed by the Successor; and (2) the Tangible Net Worth of the Successor is not less than the greater of the Tangible Net Worth of Tenant on the date hereof or the Tangible Net Worth of Tenant immediately preceding the effective date of such merger or consolidation, (D) “Purchaser” means any person or entity who or which acquires all or substantially all of the assets of Tenant, so long as the Tangible Net Worth of the Purchaser is not less than the greater of the Tangible Net Worth of Tenant as of the date hereof or the Tangible Net Worth of Tenant immediately preceding such acquisition; (E) “Permitted Transferee” means an Affiliate, Commercial Lender, Successor or Purchaser; and (F) “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding however, from the determination of total assets, all assets which would be classified as intangible assets under GAAP, including, without limitation, good will, licenses, patents, trademarks, trade names, copyrights and franchises.

(c)                                  Tenant’s Request for Consent.  If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord at least thirty (30) days prior to the effective date of the Transfer, a written notice which includes current financial statements for the transferee, a complete copy of the Transfer documents and such other information as Landlord may reasonably request.  If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 15(e) below, then Landlord shall not unreasonably withhold its consent to any assignment or sublease.  Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord:  (i) the transferee is of a character, image or reputation which is not in keeping with the standards or criteria used by Landlord in leasing the Property; (ii) the financial condition of the proposed transferee does not meet the criteria Landlord uses to select Property tenants having similar leasehold obligations; (iii) the purpose for which the transferee intends to use the Premises or portion thereof differs in any way from the Permitted Use; (iv) the transferee (or any Affiliate of the transferee) is then a tenant or occupant of the Property and there then exists in the Property comparable available vacant space; (v) any portion of the Property or the Premises would likely become subject to additional or different Laws as a result of the Transfer or the intended use of the Premises by the transferee would, in Landlord’s reasonable judgement, more likely cause a violation of Section 4 above or any other tenant’s lease; or (vii) any other bases which Landlord reasonably deems appropriate.  If Tenant is in Default at the time Tenant requests Landlord’s consent to a proposed Transfer, then Landlord’s consent to such Transfer may be conditioned upon Tenant curing such Default.  If Tenant is ever in Default during the term of any sublease, then Landlord may require that all sublease payments be made directly to Landlord during and for the period of such Default, in which event Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord’s share of any excess), and the subtenant shall agree in writing (either in the sublease or in Landlord’s consent document) to make rental payments under the sublease directly to Landlord upon the subtenant’s receipt of a written notice from Landlord informing the subtenant of such Default and of Landlord’s election to receive such sublease rental payments directly from the subtenant.  In addition, Tenant shall pay to Landlord all reasonable attorneys’ fees (in no event less than Five Hundred Dollars ($500) per request) and expenses incurred by Landlord in connection with any Transfer, whether or not Landlord consents to such Transfer.

(d)                                 Excess Rent.  If Landlord consents to a Transfer (other than a Permitted Transfer), then Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Base Rent and Tenant Reimbursement Amount payable to Landlord for the portion of the Premises and Term covered by the Transfer.  Tenant shall pay Landlord for Landlord’s share of any excess within thirty (30) days after Tenant’s receipt of each such excess consideration.  Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant and attributable to the Transfer including brokerage fees, legal fees and construction costs.

(e)                                  Recapture.  Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer (other than a Permitted Transfer).  Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 15(c) above.  If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord’s notice of termination.  In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.

(f)                                    Assignment of Sublease Revenues.  Tenant absolutely assigns to Landlord all of Tenant’s right, title and interest in and to all revenues from each sublease of all or any portion of the Premises; provided, however, that Landlord grants Tenant a license, which shall remain in effect so long as no Default exists, to collect all such revenues (subject to Tenant’s obligation to deliver certain of such revenues to Landlord under Section 15(d) above).  Upon the occurrence of a Default, Landlord may revoke such license by written notice to Tenant and may, by written notice to any subtenant of Tenant, demand that such subtenant pay all such revenues directly to Landlord.  In such event Tenant hereby irrevocably authorizes and directs any such subtenant to pay such revenues to Landlord, and further agrees (i) that any such subtenant shall be obligated and entitled to pay such revenues to Landlord notwithstanding any contrary contentions or instructions later received from Tenant and (ii) that no such subtenant shall have any liability to Tenant for any such revenues paid to Landlord in accordance with the foregoing.  Landlord shall not be entitled to use or enjoy any such revenues except for the purpose of applying such revenues against unfulfilled obligations of Tenant hereunder, or to reimburse Landlord for costs incurred as a result of any Default, or to compensate Landlord for other losses suffered by Landlord as a result of any Default.  Any such revenues remaining in Landlord’s possession following the cure of all Defaults and the reimbursement of all such costs and losses shall be delivered to Tenant.  No such notice to any subtenant or receipt of revenues from any subtenant shall be deemed to constitute either (y) Landlord’s consent to such sublease or (z) the assumption by Landlord of any obligation of Tenant under such sublease, nor shall any such notice or receipt create privity of contract between Landlord and the applicable subtenant or be construed as a nondisturbance or similar agreement between Landlord and such subtenant.

16.                               SURRENDER.  Upon the end of the Term or termination of Tenant’s right to possession of the Premises, Tenant shall (a) return the Premises to Landlord in good order and broom clean condition, free of debris, ordinary wear and damage by fire or other casualty excepted, and (b) remove all of the Required Removables and all of Tenant’s Property (including any telecommunications cabling and wiring so designated), which removal shall be done in a good, workmanlike and lien-free manner, and upon such removal Tenant shall repair all damage to the Premises and the Property caused by the installation or removal of such items and restore the Premises to its condition prior to the installation of such items.  If Tenant does not so remove any items comprising Tenant’s Property or the Required Removables, then Landlord may remove such items and repair and restore the Premises, and Tenant shall pay the cost of such removal, repair and restoration to Landlord upon demand.  If Tenant does not remove any items comprising Tenant’s Property or the Required Removables, then Tenant shall be conclusively presumed to have conveyed such items to Landlord without further payment or credit by Landlord to Tenant, or at Landlord’s sole option, such items shall be deemed abandoned, in which event Landlord may cause such items to be stored, removed or disposed of at Tenant’s expense, without notice to Tenant and without obligation to compensate Tenant.

17.                               DEFAULTS AND REMEDIES.

(a)                                  Default.  The occurrence of each of the following shall constitute an event of default (a “Default”) by Tenant under this Lease:  (i) Tenant fails to pay any Rent when due and such failure continues for five (5) days after written notice from Landlord;  (ii) Tenant fails to timely deliver any Estoppel Certificate to Landlord under Section 21 below; (iii) Tenant fails to timely deliver any Subordination Agreement to Landlord under Section 22 below; (iv) Tenant fails to timely surrender and vacate the Premises in the manner described in Section 16 above; (v) Tenant makes any Transfer (other than a Permitted Transfer) without obtaining Landlord’s prior written consent; (vi) Tenant fails to maintain any insurance required to be maintained by Tenant under Section 11 above; (vii) the occurrence of a default by any guarantor under the Guaranty (if any) attached hereto as Exhibit E; (viii) the death or dissolution of Tenant or of any guarantor of this Lease, (ix) Tenant (or any Affiliate) is in default beyond any applicable notice and cure period under any other lease or agreement with Landlord (or any affiliate of Landlord); or (x) Tenant fails to observe or perform any other covenant or obligation of Tenant under this Lease (which is not referred to in clauses (i) through (ix) above) and such failure is not cured within thirty (30) days (or immediately if such failure involves a hazardous condition) after written notice from Landlord; provided, however, that (A) if such failure cannot reasonably be cured within said 30-day period, Tenant shall be allowed such additional time (not to exceed sixty (60) days) as is reasonably necessary to cure such failure, so long as (1) Tenant commences to cure the failure within ten (10) days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease, and (3) Tenant provides Landlord with detailed weekly written status reports of Tenant’s progress in curing such failure throughout the period of such failure; and (B) if Landlord provides Tenant with a notice of Tenant’s failure to observe or perform any particular term, provision or covenant of this Lease on three (3) separate occasions during any twelve (12) month period, then Tenant’s subsequent failure to observe or perform such term, provision or covenant shall, at Landlord’s option, be an uncurable event of default by Tenant, in which event Tenant shall have no further notice and cure period under this clause (x) with respect to same.

(b)                                 Remedies.  Upon any Default, Landlord shall have the right without further notice or demand to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

(i)                                     Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant’s Property and all parties occupying all or any part of the Premises.  Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of the Default, whether by Landlord’s inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting and any deficiency that may arise from reletting or the failure to relet the Premises.  “Costs of Reletting” shall mean and include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(ii)                                  Terminate Tenant’s right to possession of the Premises and in compliance with applicable Law, expel and remove Tenant, Tenant’s Property and all parties occupying all or any part of the Premises.  Landlord shall (if and to the extent required by applicable Law) mitigate its damages by using commercially reasonable efforts to relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord may then be commercially reasonable, but in no event shall Landlord be obligated to relet or attempt to relet the Premises on a priority basis over other unleased or unoccupied space in the Building.  Landlord may collect and receive all rents and other income from the reletting.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises.  Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent.  The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless and until a written notice of termination is given to Tenant.

(iii)                               In lieu of calculating damages under Sections 17(b)(i) or 17(b)(ii) above, Landlord may elect to receive as damages the sum of (A) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (B) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

(c)                                  Other Remedies.  Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease, and if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand.  Any and all rights and remedies set forth in this Lease:  (i) shall be in addition to any and all other rights and remedies Landlord may have at Law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

(d)                                 Waiver of Trial by Jury.  Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

(e)                                  Attorney’s Fees.  If either Landlord or Tenant brings an action or proceeding to enforce or defend its rights under this Lease the Prevailing Party in any such action or proceeding, or appeal thereon, shall be entitled to receive (and shall be awarded) all of its court costs and reasonable attorneys’ fees.  Such costs and fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  As used herein, “Prevailing Party” shall mean the party who substantially attains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense.

18.                               HOLDING OVER.  If Tenant retains possession of the Premises after the end of the Term or termination of Tenant’s right to possession of the Premises (it being agreed that Tenant’s failure to timely remove all Tenant’s Property and all the Required Removables from the Premises shall also be considered a retention of the Premises by Tenant), then such retention of possession shall be considered a tenancy “at will” or “sufferance” (and not a month-to-month tenancy), and Tenant shall pay Rent for such holding over in an amount equal to 150% of the monthly Rent in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession.  In addition to the payment of the amounts provided above, if Landlord is unable to timely deliver possession of the Premises to a new tenant as a result of Tenant’s holdover then Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages that Landlord suffers from the holdover.  In addition, at any time while Tenant remains in possession, Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute a renewal of this Lease for a month-to-month tenancy at the fair market rent for the Premises as reasonably determined by Landlord, but in no event less than the Rent payable immediately prior to such holding over.  The provisions of this Section do not waive Landlord’s right of re-entry or right to regain possession by actions at Law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

19.                               SECURITY DEPOSIT.  Upon execution of this Lease, Tenant shall deposit the Security Deposit with Landlord as security for the performance of Tenant’s obligations under this Lease.  Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default.  If any portion of the Security Deposit is used, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.  Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.  In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent.  If no Default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the end of the Term and vacation of the Premises by Tenant.  Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building; provided, that such purchaser assumes the obligations of the landlord under this Lease (subject to Section 26(s) below), and a copy of such assumption agreement is furnished to Tenant.  Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit, and Landlord shall be relieved of any liability with respect to the Security Deposit.

20.                               INTENTIONALLY DELETED.

21.                               ESTOPPEL CERTIFICATE.  Tenant agrees from time to time upon written request from Landlord, to execute and deliver to Landlord or to any third party designated by Landlord in such request, a written estoppel certificate (an “Estoppel Certificate”) in the form submitted by Landlord to Tenant, certifying:  (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (b) the dates to which Rent has been paid; (c) that Tenant is in possession of the Premises, if that is the case; (d) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (e) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (f) such additional matters as may be requested by Landlord, it being agreed that each Estoppel Certificate may be relied upon by any prospective purchaser, Mortgagee, prospective Mortgagee, or other person having or acquiring an interest in the Building.  Tenant’s failure to execute and deliver any Estoppel Certificate to Landlord (or to any such designated third party) within ten (10) days after written request from Landlord shall automatically constitute Tenant’s approval of the requested Estoppel Certificate as though such Estoppel Certificate had been executed and delivered by Tenant to Landlord or such designated third party in form identical to the form submitted by Landlord to Tenant.  Landlord agrees within ten (10) days after written request from Tenant to execute and deliver a similar Estoppel Certificate to Tenant, but not more than one (1) time during any year of the Term.

22.                               SUBORDINATION.  This Lease is and shall be expressly subject and subordinate at all times to (a) any ground or underlying lease of the Property, now or hereafter existing, and all amendments, renewals and modifications to any such lease; and (b) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Property and/or the leasehold estate under any such lease.  If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be (each, a “Mortgagee”), Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be.  Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its mortgage, trust deed or lease (as the case may be) to this Lease by sending Tenant notice in writing subordinating such mortgage, trust deed or lease to this Lease.  The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request at any time by any such Mortgagee (or by any purchaser at foreclosure), to execute and deliver a commercially reasonable instrument (a “SNDA”) as may be required by such entity to confirm such subordination and/or attornment.  Tenant’s failure to execute and deliver any commercially reasonable SNDA within ten (10) days after written request from Landlord shall automatically constitute Tenant’s acknowledgement and agreement that this Lease is subordinate (or superior as the case may be) to the mortgage, trust deed or lease, as the case may be, identified in the SNDA submitted by Landlord to Tenant.  Notwithstanding anything contained herein to the contrary, (a) Landlord agrees to use commercially reasonable efforts to obtain a SNDA for Tenant from Landlord’s current Mortgagee, but neither this Lease nor any obligations of Tenant hereunder are conditioned upon Landlord obtaining said SNDA, and (b) Tenant shall not be obligated to subordinate this Lease to any future Mortgage, nor to agree to attorn to any purchaser in foreclosure or lessor unless the applicable Mortgagee, purchaser or lessor agrees in the applicable SNDA that Tenant’s possession of the Premises shall not be disturbed by reason of the foreclosure of such Mortgage or the termination of such ground lease, so long as Tenant is not in Default under this Lease, which SNDA shall be on the standard form utilized by such Mortgagee, purchaser or lessor, with such modifications thereto that may be requested by Tenant and which are commercially reasonable and customary.

23.                               FINANCIAL STATEMENTS.  Within fifteen (15) days after Landlord’s request, Tenant will deliver to Landlord, the most recent audited financial statements (including all notes to such statements) of Tenant, or, if no such audited statements have been prepared, then unaudited financial statements (including all notes to such statements) prepared in each case by an independent certified public accountant in accordance with GAAP (the “Financial Statements”).  Landlord will not disclose any aspect of Financial Statements that Tenant designates to Landlord as confidential except (a) to any Mortgagee, prospective Mortgagee, or prospective purchaser of the Building, and (b) if required by court order or subpoena.  Tenant represents and warrants to Landlord that all financial information of Tenant delivered or to be delivered to Landlord by or on behalf of Tenant is and shall be true and correct and that no material misstatements or omissions exist therein.

24.                               TENANT’S BROKER.  Tenant represents to Landlord that Tenant has dealt only with Tenant’s Broker in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease on Tenant’s behalf or is entitled to any commission by reason of its representation of Tenant.  Tenant agrees to indemnify, defend and hold the Landlord Parties harmless from and against any claims for a fee or commission made by any broker, other than Tenant’s Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease.  Landlord agrees to pay Tenant’s Broker a commission subject to the terms and conditions of a separate agreement between Landlord and Tenant’s Broker.

25.                               NOTICES.  All notices and demands to be given by one party to the other party under this Lease shall (unless otherwise expressly permitted under the terms of this Lease to be given telephonically) be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address for such party described in the Schedule above or at such other address as either party may hereafter designate.  Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service or by a locally recognized courier service.  Notices shall be considered to have been given upon the earlier to occur of actual receipt or two (2) business days after depositing in the United States mail.

26.                               MISCELLANEOUS

(a)                                  Successors and Assigns.  Subject to Section 15 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

(b)                                 Entire Agreement.  This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease.  No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c)                                  Time of Essence.  Time is of the essence of this Lease and each and all of its provisions, specifically including, without limitation, the payment of Rent and the exercise of any option or right in favor of Tenant under this Lease.

(d)                                 Execution and Delivery.  Submission of this Lease for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant.  Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for ten (10) business days after such delivery.  Tenant covenants, warrants and represents that:  (i) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (ii) this Lease is binding upon Tenant; and (iii) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Property is located.  Landlord covenants, warrants and represents that:  (i) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (ii) this Lease is binding upon Landlord; and (iii) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Property is located.

(e)                                  Severability.  The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

(f)                                    Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State in which the Property is located.

(g)                                 Intentionally Deleted.

(h)                                 Joint and Several Liability.  If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.  Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

(i)                                     Force Majeure.  Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, delay in obtaining any governmental permit or license, including any building permit, shortage of materials, act of God or other causes beyond Landlord’s reasonable control.

(j)                                     Parking.  Tenant shall have the right in common with other tenants and occupants of the Property, during the Term and without additional charge, to have the use of the common parking facilities at the Property for its employees and invitees.  Landlord reserves the right to designate and redesignate areas of the common parking facilities where Tenant, its agents, employees and invitees may park and/or may exclude Tenant, its agents, employees and invitees from parking in other areas as designated and redesignated by Landlord; provided, however, that Landlord shall not be liable to Tenant for the failure of any tenant, its invitees, employees, agents and customers to abide by Landlord’s designations or restrictions.  Notwithstanding the foregoing, Landlord agrees (a) to maintain at the Property throughout the Term and any extension thereof, a sufficient number of parking spaces to meet all applicable zoning and related Laws with respect to the Property as then used, and (b) that fifty (50) of said parking spaces shall be reserved parking spaces for the exclusive use of Tenant and its invitees, at the location shown on Exhibit B-2.

(k)                                  Captions.  The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

(l)                                     No Waiver.  No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit.  No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

(m)                               Recording.  Landlord and Tenant shall record a memorandum of this Lease in the official records of Fulton County, Georgia, within thirty (30) days after the full execution of this Lease.

(n)                                 Relation of Parties.  It is the intention of this Lease to create the relation between the parties hereto of landlord and tenant and no other relation whatsoever, and nothing contained in this Lease (including, without limitation, the method of determining Rent) shall be construed to make the parties hereto partners or joint venturers or to render either party hereto liable for any of the debts or obligations of the other party.

(o)                                 Intentionally Deleted.

(p)                                 Counterparts.  This Lease may be executed in counterparts and each copy of this Lease to which is attached counterpart signature pages collectively containing the signatures of all of the parties hereto shall be deemed for all purposes to be a fully executed original of this Lease.

(q)                                 Power of Attorney.  If Tenant fails within ten (10) days after written request from Landlord therefor to execute any Estoppel Certificate or Subordination Agreement, then Tenant hereby makes, constitutes and irrevocably appoints each Landlord Party as Tenant’s attorney-in-fact (such power of attorney coupled with an interest) to execute and deliver such Estoppel Certificate or Subordination Agreement, as the case may be, for and in the name, place and stead of Tenant.

(r)                                    Guaranty.  Concurrently with its execution of this Lease, Tenant shall cause the Guaranty attached hereto as Exhibit J to be executed by Guarantor and delivered to Landlord.

(s)                                  Limitation on Landlord’s Liability.  It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or the members in Landlord, and any liability of Landlord or the members in Landlord for damages or breach or nonperformance by Landlord or otherwise arising under or in connection with this Lease or the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord’s interest in the Property, as the same may then be encumbered, and no personal liability is assumed by, nor at any time may be asserted against any of the Landlord Parties, all such liability, if any, being expressly waived and released by Tenant.

Tenant further expressly understands and agrees that Landlord’s agent executes this Lease, not in its own right but solely as Landlord’s agent and that nothing in this Lease shall be construed as creating any liability whatsoever against such Landlord’s agent, its members or their respective shareholders, directors, officers or employees and in particular, without limiting the generality of the foregoing, there shall be no liability to pay any indebtedness or sum accruing hereunder, or to perform any covenant or agreement whether express or implied herein contained, it being agreed that Landlord shall have sole responsibility therefor.  Landlord shall have the right to sell or convey and/or master lease the Building, and in connection therewith, to transfer and assign its rights under this Lease, and upon any such transfer and assignment Landlord shall be released from all obligations of the landlord under this Lease accruing after the effective date of such transfer or assignment, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

(t)                                    Mortgagee Approval.  This Lease is expressly subject to and conditioned upon its approval by the current Mortgagee.  Landlord will give Tenant a written notice of the approval or disapproval of this Lease by the current Mortgagee upon Landlord’s receipt of same.  If this Lease is not approved by the current Mortgagee within thirty (30) days after the full execution of this Lease, then either party may terminate this Lease by giving a written notice of termination to the other party at any time after the expiration of said 30-day period but prior to the date (if ever) that the current Mortgagee approves this Lease.  If this Lease is terminated under this Section 26(t), then neither party shall have any further rights or obligations under this Lease and Landlord shall return to Tenant all prepaid Rent and the Security Deposit.

END OF TERMS AND CONDITIONS

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

PARCEL ONE:

All that tract or parcel of land lying and being in Land Lot 133 of the 14FF District of Fulton County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, start at the point of intersection of the center line of Fisk Drive with the center line of Greensboro Drive; running thence South 11 degrees, 45 minutes, 00 seconds West along the center line of Greensboro Drive, a distance of 679.32 feet to a point; running thence South 78 degrees, 15 minutes, 00 seconds East, a distance of 25.45 feet to a point on the westerly right-of-way line of Fulton Industrial Boulevard (a 200 foot right-of-way); running thence South 11 degrees, 45 minutes, 00 seconds West along the westerly right-of-way line of Fulton Industrial Boulevard, a distance of 983.63 feet to a point, such point being the TRUE POINT OF BEGINNING; running thence South 11 degrees, 45 minutes, 00 seconds West along said right-of-way line, a distance of 1000.86 feet to a point; running thence North 78 degrees, 15 minutes, 00 seconds West, a distance of 60.00 feet to a point; running thence South 11 degrees, 45 minutes, 00 seconds West, a distance of 181.11 feet to a point; running thence North 88 degrees, 15 minutes, 00 seconds West, a distance of 792.70 feet to a point in the center line of a proposed railroad easement; running thence North 04 degrees, 33 minutes, 30 seconds West along the center line of said proposed easement, a distance of 1496.96 feet to a point; running thence South 19 degrees, 29 minutes, 30 seconds East, a distance of 207.68 feet to a point; running thence South 81 degrees, 15 minutes, 00 seconds East, a distance of 1154.87 feet to a point on the westerly right-of-way line of Fulton Industrial Boulevard and the TRUE POINT OF BEGINNING; as per survey for “Xerox Corp,” prepared by James Lucius Grant, Georgia Registered Land Surveyor No. 1604 of Urban Engineers, Inc., dated August 27, 1973, and containing 28.866 acres according to said survey.

PARCEL TWO:

Easement for ingress and egress for the benefit of Parcel One as created in that certain Warranty Deed from MGIC Equities Corporation to Xerox Corporation, dated September 24, 1973, filed for record September 26, 1973 at 2:56 p.m., recorded in Deed Book 5912, Page 68, Records of Fulton County, Georgia over the following described tract of land:

All that tract or parcel of land lying and being in Land Lot 133 of the 14FF District of Fulton County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, start at the point of intersection of the center line of Fisk Drive with the center line of Greensboro Drive, running thence South 11 degrees, 45 minutes, 00 seconds West along the center line of Greensboro Drive, a distance of 679.32 feet to a point; running thence South 78 degrees, 15 minutes, 00 seconds East, a distance of 25.45 feet to a point on the westerly right-of-way line of Fulton Industrial Boulevard (a 200 foot right-of-way); running thence South 11 degrees, 45 minutes, 00 seconds West along the westerly right-of-way line of Fulton Industrial Boulevard, a distance of 1984.49 feet to a point, such point being the TRUE POINT OF BEGINNING; running thence North 78 degrees, 15 minutes, 00 seconds West, a distance of 60.00 feet to a point; running thence South 11 degrees, 45 minutes, 00 seconds West, a distance of 181.11 feet to a point; running thence South 88 degrees, 15 minutes, 00 seconds East, a distance of 60.93 feet to a point located on the westerly right-of-way line of Fulton Industrial Boulevard; running thence North 11 degrees, 45 minutes, 00 seconds West along said right-of-way line to the TRUE POINT OF BEGINNING; as per survey for “Xerox Corp.” prepared by James Lucius Grant, Georgia Registered Land Surveyor No. 1604, of Urban Engineers, Inc., dated August 27, 1973.

PARCEL THREE:

All that tract or parcel of land lying and being in Land Lot 133 of the 14FF District of Fulton County, Georgia, and containing 28.8694 acres, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, start at the point of intersection of the center line of Fisk Drive with the center line of Greensboro Drive; running thence South 11 degrees, 40 minutes, 46 seconds West along the center

A-1

line of Greensboro Drive, a distance of 679.32 feet to a point; running thence South 78 degrees, 10 minutes, 46 seconds East, a distance of 25.45 feet to a point on the westerly right-of-way line of Fulton Industrial Boulevard (a 200 foot right-of-way); running thence South 11 degrees, 40 minutes, 46 seconds, West along the westerly right-of-way line of Fulton Industrial Boulevard, a distance of 983.63 feet to a point, such point being the TRUE POINT OF BEGINNING; running thence South 11 degrees, 39 minutes, 59 seconds West along said right-of-way line, a distance of 1000.98 feet to a point; running thence North 78 degrees, 19 minutes, 14 seconds West, a distance of 60.00 feet to a point; running thence South 11 degrees, 40 minutes 46 seconds West, a distance of 181.11 feet to a point; running thence North 88 degrees, 19 minutes, 14 seconds West, a distance of 792.70 feet to a point in the center line of a proposed railroad easement; running thence North 04 degrees, 37 minutes, 59 seconds West along the center line of said proposed easement, a distance of 1497.18 feet to a point; running thence South 19 degrees, 33 minutes, 18 seconds East, a distance of 207.68 feet to a point; running thence South 81 degrees, 19 minutes, 07 seconds East, a distance of 1154.87 feet to a point on the westerly right-of-way line of Fulton Industrial Boulevard and the TRUE POINT OF BEGINNING, per that certain land survey dated January 9, 2002, prepared by Chester M. Smith, Jr., Georgia Registered Land Surveyor Registration No. 1445, Metro Engineering and Surveying Co., Inc., Hampton, Georgia.

A-2

EXHIBIT B-1

[PLAN SHOWING LOCATION OF THE PREMISES AND ROFO SPACE]

B-1-1

EXHIBIT B-2

[PLAN SHOWING LOCATION OF RESERVED PARKING SPACES]

B-2-1

EXHIBIT C

RULES AND REGULATIONS

1.                                       The common sidewalks, entrances, passages, ramps, stairways, corridors, or halls shall not be obstructed or used by Tenant or the employees, agents, invitees or business of Tenant for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner.

2.                                       No exterior elements such as awnings, air-conditioning units, fans, aerials, antennas or other projections shall be attached to the Building without the prior written consent of Landlord (which consent shall not be unreasonably withheld).

3.                                       No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or Building without the prior written consent of Landlord.  Notwithstanding the foregoing, Tenant, at its expense, shall have the right to design, fabricate and install a sign identifying Tenant and to be located on the fascia of the Premises, subject to the prior written approval of Landlord as to the actual size, design and location of the sign and Tenant obtaining all necessary governmental approvals, permits and licenses.  The maximum size of Tenant’s sign shall be Tenant’s Proportionate Share from time to time of the total building signage allowed by applicable city code.  In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule.

4.                                       The exterior windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building, shall not be covered or obstructed by Tenant.  No showcases or other articles shall be put in front or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, nor shall any article obstruct any HVAC supply or exhaust without the prior written consent of Landlord.

5.                                       The electrical and mechanical closets, water and wash closets, drinking fountains and other plumbing, communications, electrical and mechanical fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, acids or other substances shall be deposited therein. Landlord shall have sole power to direct where and how telephone and other wires are to be introduced.  No boring or cutting of exterior walls or interior demising walls for wires is to be allowed without the consent of Landlord.  The location of Tenant’s communication equipment affixed to the Premises shall be subject to the approval of Landlord (which approval shall not be unreasonably withheld or delayed).  All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose employees, agents, assignees, sublessees, invitees or licensees, shall have caused the same.  No person shall waste water by interfering or tampering with the faucets or otherwise.

6.                                       No portion of the Premises or the Building shall be used or occupied at any time for sleeping or lodging quarters.

7.                                       Tenant and Tenant’s employees, agents, invitees or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible, caustic, poisonous or explosive fluid, chemical or substance, other than those used in connection with the Permitted Use and in accordance with applicable Laws and in accordance with Section 4 of the Lease.

8.                                       No bicycles, vehicles or animals of any kind (other than a seeing eye dog for a blind person) shall be brought into or kept by any Tenant in or about the Premises or the Building.

9.                                       Tenant shall not use or occupy or permit any portion of the Premises to be used or occupied as an office for a public stenographer or typist, offset printing or for the possession, storage, manufacture, sale of liquor, narcotics, dope, tobacco in any form or as a barber or manicure shop, an employment bureau, a labor office, a dance or music studio, any type of school, or for any use other than those specifically granted in the lease.  Tenant shall not engage or pay any employees on the Premises, except those actually working for such Tenant on said Premises, and Tenant shall not advertise for labor services for third parties giving an address at said Premises.

10.                                 Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s reasonable judgement, tends to impair the reputation of the Building or its desirability as a building for manufacturing, storage and distribution uses, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.  In no event shall Tenant, without the prior written consent of Landlord, use the name of the Building or use pictures or illustrations of the Building.

11.                                 All persons in or entering Building shall be required to comply with the reasonable security policies of the Building.  Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage.  Landlord shall not be responsible for the theft, loss or damage of any property.

12.                                 No additional locks or bolts of any kind shall be placed on any door in the Building or the Premises and no lock on any door therein shall be changed or altered in any respect without the consent of Landlord.  Landlord shall furnish two (2) keys for each lock on exterior doors to the Premises and shall, on Tenant’s request and at Tenant’s expense, provide additional duplicate keys.  All keys, including keys to storerooms and bathrooms, shall be returned to Landlord upon expiration or termination of this Lease.  Landlord may at all times keep a pass key to the Premises.  All entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use.

13.                                 Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation, or accident in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

14.                                 Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others, without Landlord’s prior permission.

15.                                 Tenant, at its expense, shall cause the removal of all garbage, debris and refuse from the Premises at reasonable intervals, and shall, prior to removal, store such garbage, debris and refuse in appropriate refuse containers and otherwise abide by all rules or regulations imposed by Landlord with respect thereto, or as otherwise required by applicable Law.  All garbage, debris and refuse shall be stored in areas expressly designated by Landlord, and if no such area is designated, then within the Premises.  Tenants shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kinds whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.

16.                                 Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may reasonably be deemed to materially interfere with the use by other tenants and occupants of the Building of their premises for uses substantially similar to the Permitted Use.

17.                                 Tenant shall not serve, nor permit the serving of alcoholic beverages in the Premises unless Tenant shall have first secured Landlord’s consent and procured Host Liquor Liability Insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord as an additional party insured.

18.                                 Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

19.                                 Except as otherwise explicitly permitted in the Lease, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others.

20.                                 Tenant shall at all times keep the Premises neat and orderly.

21.                                 Tenant shall not allow its employees to loiter in the common areas of the Building.

22.                                 No smoking shall be permitted in those areas of the Property which are designated as “No-Smoking” areas by Landlord, from time to time, or as otherwise prohibited by applicable Law.

23.                                 Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives or other hazardous devices in or about the Building and/or the Premises.

EXHIBIT D

COMMENCEMENT DATE AGREEMENT

THIS COMMENCEMENT DATE AGREEMENT,  made this         day of                     , 20    , by and between INSITE ATLANTA, L.L.C.,  an Illinois limited liability company (“Landlord”) and SIMCO AUTOMOTIVE TRIM, INC., a Michigan corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into that certain Industrial Lease Agreement (the “Lease”) dated March 25, 2003, for the lease of certain office/warehouse space in that certain industrial building located at 6077 Fulton Industrial Boulevard, Atlanta, Georgia.

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease.

NOW, THEREFORE, in consideration of the Leased Premises as described in the Lease and the covenants set forth therein Landlord and Tenant agree as follows:

1.                                       The Commencement Date of the Term of the Lease is                  .

2.                                       The commencement date for payment of Base Rent is                        .

3.                                       The commencement date for payment of Tenant Reimbursement Amount is                        .

4.                                       The Expiration Date of the Term of the Lease is                        .

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:

SIMCO AUTOMOTIVE TRIM, INC., a Michigan corporation

By:
Its:

LANDLORD:

INSITE ATLANTA, L.L.C., an Illinois limited liability company

By:
Title:

D-1

EXHIBIT E

DESCRIPTION OF LANDLORD’S WORK

1.                                       Provide 100% air conditioned production and warehouse areas.  Landlord will perform any maintenance and repairs necessary to bring the existing HVAC units serving the Premises into working order as of the Commencement Date.

2.                                       Provide metal halide lighting throughout production and warehouse areas.  Lighting levels to be confirmed by Tenant.

3.                                       Provide the installation of one 12’x14’ drive-in door as a substitution for one of the existing truck dock doors.

4.                                       Provide utility separation for electric and gas.  Water will be billed on a proportionate basis.

5.                                       Block off all unused doors to the adjacent space.

6.                                       Construct a demising wall consisting of 4’ of concrete block with the remainder to be constructed of metal sandwich panel to the ceiling deck.

7.                                       Refurbish office area with break room, restrooms and three 12’x12’ offices refurbished in front office area to like new condition in accordance with the plan attached hereto as Exhibit E-1.  Landlord will pay the cost of such office area improvements up to a maximum of $40,000, and Tenant shall pay any and all costs of such office area improvements in excess of $40,000 (which payment shall be made within 10 days after billing).

8.                                       Remediate in a manner determined by Landlord (but in accordance with applicable Law) the existing asbestos containing material (ACM) in the Premises which is referenced in the Letter Report described in Section 4(b)(iii)(z) of the Lease.

E-1

EXHIBIT E-1

[CONSTRUCTION PLAN FOR FRONT OFFICE AREA]

E-1-1

EXHIBIT F

RIGHT OF FIRST OPPORTUNITY

Prior to the first lease that Landlord hereafter intends to enter into with a third party for all or any portion of the ROFO Space, and which would have a term to commence at any time prior to the last twenty-four (24) months of the initial Term, Landlord shall give Tenant a written notice of such intent (“Landlord’s ROFO Notice”) and if the proposed commencement date of the lease term for the ROFO Space is a date occurring after the first two (2) years of the initial Term of this Lease, then Landlord’s ROFO Notice shall set forth the prevailing market terms and conditions, including the annual Base Rent per leaseable square foot (including all fixed or indexed increases to said rate and tenant incentives or inducements, if any, such as tenant improvement allowances and free rent), as determined by Landlord, which Landlord would then be willing to lease the ROFO Space to a prospective tenant for a lease term which would expire concurrently with the Expiration Date of the initial Term of this Lease.  Tenant shall then have a right of first opportunity (the “ROFO”) to itself lease all (but not less than all) of the ROFO Space, subject to the following terms and conditions:

(a)                                  No Default.  This Lease is in full force and effect and Tenant is not in Default at the time of its exercise of the ROFO, but Landlord shall have the right at its sole discretion to waive the non-default condition herein.

(b)                                 Terms.  The ROFO Space shall be leased subject to all of the same terms, covenants and conditions as provided in this Lease except that:

(i)                                     if the lease term for the ROFO Space will commence during the first two (2) years of the initial Term of this Lease, then the annual Base Rent per leaseable square foot payable for the ROFO Space shall at all times during the lease term for the ROFO Space be equal to the annual Base Rent per leaseable square foot then payable for the original Premises, but if the lease term for the ROFO Space will commence after the first two (2) years of the initial Term of this Lease, then the annual Base Rent per leaseable square foot payable for the ROFO Space shall be the amounts set forth in Landlord’s ROFO Notice;

(ii)                                  The lease term for the ROFO Space shall commence on the date which is thirty (30) days after the date upon which Tenant exercises the ROFO and shall expire on the Expiration Date of the initial Term of this Lease (as same may be extended); and

(iii)                               Tenant shall accept the ROFO Space in an “as-is” condition, without any representation, allowance or build-out from Landlord with respect to the condition or improvement thereof, except (A) if the lease term for the ROFO Space will commence during the first two (2) years of the initial Term of this Lease, then Tenant, at its expense, shall pay for all costs necessary to separately demise the ROFO Space, and (B) if the lease term for the ROFO Space will commence after the first two (2) years of the initial Term of this Lease, then Tenant shall be entitled to receive any tenant improvement allowances and/or build-out set forth in Landlord’s ROFO Notice.

(c)                                  Exercise of ROFO.  Tenant shall exercise the ROFO by giving Landlord a written notice thereof within ten (10) days after the date Landlord gives Landlord’s ROFO Notice to Tenant.  Concurrently with such notice, Tenant shall submit to Landlord Tenant’s most recent Financial Statements.  Based on Landlord’s review of such Financial Statements, Landlord may give Tenant a written notice requiring Tenant to increase the amount of the Security Deposit, in which event Tenant shall deposit the additional Security Deposit with Landlord within twenty (20) days after its receipt of Landlord’s notice.

(d)                                 Lease Amendment.  The parties shall execute an amendment to this Lease to reflect Tenant’s exercise of the ROFO upon the terms provided herein, which amendment shall be executed within thirty (30) days after Tenant exercises the ROFO.

(e)                                  Sublease.  The ROFO shall automatically terminate upon any sublease of the Premises, or any part thereof, by Tenant (other than to a Permitted Transferee).

F-1

EXHIBIT G-1

FIRST TERMINATION OPTION

Tenant shall have the option (the “First Termination Option”) to terminate this Lease with respect to all (but not less than all) of the Premises as of the First Early Termination Date upon Tenant giving Landlord not less than six (6) months’ prior written notice of its exercise of the First Termination Option, provided (a) such written notice sets forth the actual First Early Termination Date, (b) such written notice is accompanied by a certified or cashier’s check in an amount equal to the sum of (i) $396,405, plus, if Tenant then leases the ROFO Space, (ii) the additional sum of (A) $87,339.00, plus (B) $51.68 for each day (if any) of the lease term for the ROFO Space which falls within the first year of the initial Term of this Lease, as and for an early termination fee, and (c) such exercise is subject to the conditions and limitations set forth below.  Tenant’s exercise of the First Termination Option is further subject to the condition that no Default by Tenant exists at the time that Tenant exercises the First Termination Option or upon the First Early Termination Date.  In the event Tenant exercises the First Termination Option subject to and in accordance with the conditions and limitations herein contained, Tenant shall deliver the Premises to Landlord on or before the First Early Termination Date in accordance with the terms and conditions of this Lease the same as if the First Early Termination Date were the original Expiration Date of the Term of this Lease.  Tenant shall continue to pay Base Rent, Tenant Reimbursement Amount and any other amounts reserved hereunder, and keep, perform and observe all of the terms, covenants and conditions on Tenant’s part to be kept, performed and observed as provided herein for the period between the date Tenant delivers written notice of its election to exercise the First Termination Option and the First Early Termination Date.

G-1-1

EXHIBIT G-2

SECOND TERMINATION OPTION

Tenant shall have the option (the “Second Termination Option”) to terminate this Lease with respect to all (but not less than all) of the Premises as of the Second Early Termination Date upon Tenant giving Landlord not less than six (6) months’ prior written notice of its exercise of the Second Termination Option, provided (a) such written notice sets forth the actual Second Early Termination Date, (b) such written notice is accompanied by a certified or cashier’s check in an amount equal to the sum of (i) $255,396, plus, if Tenant then leases the ROFO Space, (ii) the additional sum of (A) $45,550.00, plus (B) $51.68 for each day (if any) of the lease term for the ROFO Space which falls within the first year of the initial Term of this Lease, as and for an early termination fee, and (c) such exercise is subject to the conditions and limitations set forth below.  Tenant’s exercise of the Second Termination Option is further subject to the condition that no Default by Tenant exists at the time that Tenant exercises the Second Termination Option or upon the Second Early Termination Date.  In the event Tenant exercises the Second Termination Option subject to and in accordance with the conditions and limitations herein contained, Tenant shall deliver the Premises to Landlord on or before the Second Early Termination Date in accordance with the terms and conditions of this Lease the same as if the Second Early Termination Date were the original Expiration Date of the Term of this Lease.  Tenant shall continue to pay Base Rent, Tenant Reimbursement Amount and any other amounts reserved hereunder, and keep, perform and observe all of the terms, covenants and conditions on Tenant’s part to be kept, performed and observed as provided herein for the period between the date Tenant delivers written notice of its election to exercise the Second Termination Option and the Second Early Termination Date.

G-2-1

EXHIBIT G-3

THIRD TERMINATION OPTION

Tenant shall have the option (the “Third Termination Option”) to terminate this Lease with respect to all (but not less than all) of the Premises as of the Third Early Termination Date upon Tenant giving Landlord not less than twelve (12) months’ prior written notice of its exercise of the Third Termination Option, provided (a) such written notice sets forth the actual Third Early Termination Date, (b) such written notice is accompanied by a certified or cashier’s check in an amount equal to the sum of (i) $101,699, plus, if Tenant then leases the ROFO Space, (ii) the additional sum of $51.68 for each day (if any) of the lease term for the ROFO Space which falls within the first year of the initial Term of this Lease, as and for an early termination fee, and (c) such exercise is subject to the conditions and limitations set forth below.  Tenant’s exercise of the Termination Option is further subject to the condition that no Default by Tenant exists at the time that Tenant exercises the Third Termination Option or upon the Third Early Termination Date.  In the event Tenant exercises the Third Termination Option subject to and in accordance with the conditions and limitations herein contained, Tenant shall deliver the Premises to Landlord on or before the Third Early Termination Date in accordance with the terms and conditions of this Lease the same as if the Third Early Termination Date were the original Expiration Date of the Term of this Lease.  Tenant shall continue to pay Base Rent, Tenant Reimbursement Amount and any other amounts reserved hereunder, and keep, perform and observe all of the terms, covenants and conditions on Tenant’s part to be kept, performed and observed as provided herein for the period between the date Tenant delivers written notice of its election to exercise the Third Termination Option and the Third Early Termination Date.

G-3-1

EXHIBIT H

RENEWAL OPTIONS

Tenant shall have two (2) options (each, a “Renewal Option”) to renew the initial Term for all (but not less than all) of the Premises (as same may have been expanded pursuant to Exhibit F of the Lease) which are demised under this Lease as of the Expiration Date of the then current Term, for the applicable Renewal Term, subject to the following terms and conditions:

(a)                                  This Lease is in full force and effect and Tenant is neither in Default at the time Tenant exercises a Renewal Option nor at the commencement of the applicable Renewal Term, but Landlord shall have the right at its sole discretion to waive the non-default condition herein;

(b)                                 The applicable Renewal Term shall be upon all of the same terms, covenants and conditions as provided in this Lease, except that (i) Tenant may not again exercise either Renewal Option during either Renewal Term so as to further extend the Term beyond the Expiration Date of the second Renewal Term, and (ii) the net annual Base Rent per leaseable square foot payable for the applicable Renewal Term shall be:

FIRST RENEWAL TERM

Year of First Renewal Term	Annual Base Rent Per LSF

1	$3.00
2	3.00
3	3.00

SECOND RENEWAL TERM

Year of Second Renewal Term	Annual Base Rent Per LSF

1	$3.25
2	3.25
3	3.25

(c)                                  Tenant shall exercise a Renewal Option by giving Landlord a written notice thereof on or before the date that is nine (9) months prior to the commencement of the applicable Renewal Term;

(d)                                 The parties shall execute an amendment to this Lease to reflect Tenant’s exercise of a Renewal Option upon the terms provided herein, which amendment shall be executed within thirty (30) days after Tenant exercises such Renewal Option; and

(e)                                  Each Renewal Option shall be void in the event that on either the date upon which Tenant exercises such Renewal Option or upon the commencement date of the applicable Renewal Term there shall exist any sublease of the Premises, or any part thereof, by Tenant (other than to a Permitted Transferee).

H-1

EXHIBIT I

[XEROX ENVIRONMENTAL ACCESS AGREEMENT]

I-1

EXHIBIT J

GUARANTY

This is a Guaranty of an Industrial Lease Agreement dated March 25, 2003, (the “Lease”), by and between InSite Atlanta, L.L.C., an Illinois limited liability company (“Landlord”) and Simco Automotive Trim, Inc., a Michigan corporation (“Tenant”), concerning those certain office/warehouse premises in that certain industrial building located at 6077 Fulton Industrial Boulevard, Atlanta, Georgia.

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Landlord to enter into the Lease, the undersigned (“Guarantor”), who or which has a substantial economic interest in Tenant, hereby guarantees to Landlord, its successors and assigns, the payment of all rentals specified thereunder and all other payments to be made by Tenant under the Lease, and the full performance and observance by Tenant of all the terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant, for which Guarantor shall be jointly and severally liable with Tenant, without requiring any notice of nonpayment, nonperformance or nonobservance, or proof of notice or demand, whereby to charge Guarantor, all of which Guarantor does hereby expressly waive, and Guarantor expressly agrees that Landlord, its successors and assigns, may proceed against Guarantor separately or jointly, before, after or simultaneously with the proceedings against Tenant for default, and that this Guaranty shall not be terminated, affected or impaired in any way or manner whatsoever by reason of the assertion of Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, or by reason of summary or other proceedings against Tenant, or by the omission of Landlord to enforce any of its rights against Tenant or by reason of any extensions of time or indulgence granted by Landlord to Tenant.  Without limiting the generality of the foregoing, it is understood that Landlord is not required to exhaust or pursue any remedies it may have against Tenant under the Lease before, after or simultaneously with any proceedings against Guarantor and Guarantor hereby waives any right it may have to require Landlord to so exhaust or pursue such remedies.  Guarantor further covenants and agrees:  (i) that Guarantor will be bound by all the provisions, terms, conditions, restrictions, and limitations contained in the Lease, the same as though Guarantor were named therein as Tenant; and (ii) that this Guaranty shall be absolute and unconditional and shall remain and continue in full force and effect as to any renewal, extension, amendment, addition, assignment, sublease, transfer, or other modification of the Lease, whether or not Guarantor shall have any knowledge or have been notified of or agreed or consented to any such renewal, extension, amendment, addition, assignment sublease, transfer or other modification of the Lease, and Guarantor agrees to be bound by any and all such modifications to the Lease.  If Landlord at any time is compelled to take any action or proceeding in court or otherwise to enforce or compel compliance with the terms of this Guaranty, then (y) Guarantor shall, in addition to any other rights and remedies to which the Landlord may be entitled hereunder or as a matter of law or in equity, be obligated to pay all costs, including attorney fees and costs, incurred or expended by Landlord in connection therewith, and (z) Landlord and Guarantor waive trial by jury in connection with such action or proceeding.  Further, Guarantor hereby covenants and agrees to assume the Lease and to perform all of the terms and conditions thereunder for the balance of the then current term should the Lease be disaffirmed by any Trustee in Bankruptcy for Tenant, or at the option of Landlord, Guarantor shall, in the event of Tenant’s bankruptcy, make and enter into a new lease, which shall be in form and substance identical to the Lease.  All obligations and liabilities to Guarantor pursuant to this Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor, and Guarantor, its heirs, legal representatives, successors and assigns shall remain fully liable under the Lease and this Guaranty regardless of any merger, corporate reorganization or restructuring involving Tenant, regardless of the resulting organization, structure or ownership of Tenant.  If this Guaranty is signed by more than one person or entity as Guarantor, then the persons and/or entities are jointly and severally referred to herein as Guarantor, and each person or entity shall be jointly and severally liable for all obligations of Guarantor.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois.

In the event any payment by Tenant to Landlord is held to constitute a preference under the bankruptcy laws, or if for any other reason Landlord is required to refund such payment or pay the amount thereof to any other party, such payment by Tenant to Landlord shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Landlord upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

Guarantor agrees that it shall not have:  (a) any right to enforce any remedy which Landlord now has or hereafter may have against Tenant, or any right to participate in any security now or hereafter held by Landlord; or (b) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation.

Anything herein to the contrary notwithstanding, Guarantor hereby expressly waives and releases any rights of subrogation that Guarantor may have against Tenant, any rights of contribution that Guarantor may have against any other guarantor of, or other person secondarily liable for, the payment or performance of the obligations of Tenant, and any rights of reimbursement that Guarantor may have against Tenant.

Guarantor hereby unconditionally consents and agrees that any legal action brought under this Guaranty may be brought in any State Court of the State of Illinois or in a Federal United States Court in Illinois and Guarantor hereby unconditionally consents to the jurisdiction of such courts in connection with any cause of action brought by or against Tenant and/or Guarantor in any way directly or indirectly related to the Lease or this Guaranty.  Further, Guarantor hereby irrevocably and unconditionally appoints Tenant, as its duly authorized agent for service of process in connection with any such cause of action, and Tenant shall be considered a fully authorized agent for service of process in any other manner permitted by law.

At any time that Tenant is required to furnish an Estoppel Certificate pursuant to the Lease, Guarantor, by guarantying the terms and conditions of the Lease, agrees that Guarantor, upon ten (10) days’ prior written request to Guarantor, shall execute and deliver to Landlord or to any third party designated by Landlord in such request, a written estoppel certificate in the form submitted by Landlord to Guarantor, certifying (i) that Guarantor concurs with the statements set forth in said Estoppel Certificate by Tenant, and (ii) that this Guaranty remains in full force and effect.  Guarantor’s failure to deliver such estoppel certificate to Landlord (or to any such designated third party) within such ten (10) day period shall automatically constitute Guarantor’s approval of the requested estoppel certificate as though such estoppel certificate had been executed and delivered by Guarantor to Landlord or such designated third party in form identical to the form submitted by Landlord to Guarantor.

Within fifteen (15) days after Landlord’s request, Guarantor will deliver to Landlord, the most recent audited financial statements (including all notes to such statements) of Guarantor, or, if no such audited statements have been prepared, then unaudited financial statements (including all notes to such statements) prepared in each case by an independent certified public accountant in accordance with GAAP.  Landlord will not disclose any aspect of Guarantor’s financial statements that Guarantor designates to Landlord as confidential except (i) to any Mortgagee, prospective Mortgagee or prospective purchaser of the Building, and (ii) if required by court order or subpoena.  Guarantor represents and warrants to Landlord that all financial information of Guarantor delivered and to be delivered to Landlord by or on behalf of Tenant is and shall be true and correct and that no material misstatements or omissions exist or will exist therein.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has set its hand as of March 25, 2003.

GUARANTOR:
Witnesses (2 required)

/s/Richard LeSavoy	UFP TECHNOLOGIES, INC., a Delaware corporation
Witness
Richard LeSavoy
Print Name	By:	/s/ Ronald J. Lataille
	Title:	Vice President & CFO

/s/ Wayne G. Williams
Witness
Wayne G. Williams
Print Name

STATE OF MA.	)
) SS.
COUNTY OF Essex	)

I, Joan F. Young, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Ron Lataille, the VP-CFO of UFP TECHNOLOGIES, INC., a Delaware corporation (the “Corporation”), who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of the Corporation.

GIVEN under my hand and notarial seal, this 25th day of March, 2003.

Joan F. Young
Notary Public

[SEAL]